EXHIBIT 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

DRUG DISCOVERY AND DEVELOPMENT AGREEMENT

THIS DRUG DISCOVERY AND DEVELOPMENT AGREEMENT (the “Agreement”) is made effective as of September 21, 2007 (“Effective Date”) by and between Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 (“Array”), and Celgene Corporation, a Delaware corporation, having its principal offices located at 86 Morris Avenue, Summit, NJ 07901 (“Celgene”).

BACKGROUND

A.            Array has skills, expertise and technology relating to the discovery and development of therapeutics that modulate molecular targets involved in oncology and other disease areas.

B.            Celgene is engaged in the discovery, development and commercialization of therapeutics in the fields of oncology and immunological diseases.

C.            Celgene and Array desire to establish a collaboration to apply Array’s expertise and technology to the discovery, optimization and development of small molecule compounds that directly bind and modulate certain molecular targets, and to provide for the development and commercialization of certain products based on such compounds, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1           “[ * ]” shall mean those [ * ] previously agreed by the Parties.

1.2           “Affiliate” of a Party shall mean any person, corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party, as the case may be, for so long as such control exists.  As used in this Section 1.1, “control” shall mean: (a) to possess, directly or indirectly, the power to direct the management and policies of such person, corporation or other entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital in such person, corporation or other entity.

1.3           “Analog” shall mean, with respect to a specific Development Compound, Development Back-Up Compound, Collaboration Compound, Collaboration Back-Up Compound or Abandoned Compound, molecules (a) that have the same core structure (meaning exact atom arrangement that makes up the original core structure present in the structure of such specific chemical compound, minus any substituent R groups) as such specific Development Compound, Development Back-Up Compound, Collaboration Compound, Collaboration Back-Up Compound or Abandoned Compound; (b) that modulates the Target to which such Development Compound, Development Back-Up Compound, Collaboration Compound, Collaboration Back-Up Compound or Abandoned Compound is directed, the mechanism of action of which is a specific interaction with such Target; and (c) that has a [ * ].

1.4           “Annual Net Sales” shall mean total Net Sales of Licensed Products in a particular calendar year, as derived from audited financial statements of Celgene (or the applicable Affiliate or Sublicensee), provided, however, that Celgene shall use U.S. generally accepted accounting principles to calculate in good faith the Net Sales from any entities that are not audited or have not completed their audit within seventy-five (75) days of the end of the preceding calendar year.

1.5           “Array Technology” shall mean the Array Patents and Array Know-How.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5.1        “Array Know-How” shall mean any and all Information Controlled by Array and created prior to the Effective Date that:  (a) covers a Collaboration Compound or a Collaboration Back-Up Compound (including the composition of matter, or manufacture or any use thereof); and (b) is necessary for Celgene to exercise the rights licensed to it under the Agreement or perform its obligations with respect to Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products under the Agreement.  For the purposes of the license granted in Section 5.1.2, Array Know-How shall also include any and all Information Controlled by Array and created prior to the Effective Date that is necessary for, or specifically pertains to, the discovery, development or use of Compounds, Development Compounds and Development Back-Up Compounds.

1.5.2        “Array Patents” shall mean all Patents owned or Controlled by Array (a) as of the Effective Date, or (b) during the Term of this Agreement to the extent that such Patents claim Array Know-How, in each case that:  (i) claim a Collaboration Compound or a Collaboration Back-Up Compound (including the composition of matter, or manufacture or any use thereof); and (ii) are necessary for Celgene to exercise the rights licensed to it under the Agreement or perform its obligations with respect to Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products under the Agreement.  For the purposes of the license granted in Section 5.1.2, Array Patents shall also include all Patents owned or Controlled by Array as of the Effective Date covering inventions that are necessary for the discovery, development, or use of Compounds, Development Compounds and Development Back-Up Compounds.

Notwithstanding Sections 1.5.1 and 1.5.2 above, the Array Technology shall not include Collaboration Patents or Collaboration Know-How.

1.6           “Celgene Compound” shall mean a chemical entity provided to Array by Celgene, in Celgene’s sole discretion, and agreed on by the JRC as evidenced by written notice that such chemical entity is provided for research and development purposes under this Agreement.

1.7           “Celgene Technology” shall mean the Celgene Patents and Celgene Know-How.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.7.1        “Celgene Know-How” shall mean any and all Information Controlled by Celgene and (a) created prior to the Effective Date or during the Option Term that is necessary for the discovery, development, manufacture, use or sale of Compounds, Development Compounds and Back-Up Compounds directed to each Target for which Celgene does not exercise the Celgene Product Option, and (b) which is contributed by Celgene during the Option Term, in Celgene’s sole discretion, to the collaboration hereunder, as evidenced by written notice from Celgene to Array and agreed on by the JRC or JDC.

1.7.2        “Celgene Patents” shall mean all Patents owned or Controlled by Celgene (a) prior to the Effective Date or during the Option Term covering inventions that are necessary for the discovery, development, manufacture, use or sale of Compounds, Development Compounds and Back-Up Compounds directed to each Target for which Celgene does not exercise the Celgene Product Option, and (b) which are contributed by Celgene during the Option Term, in Celgene’s sole discretion, the collaboration hereunder, as evidenced by written notice from Celgene to Array and agreed on by the JRC or JDC.

Notwithstanding Sections 1.7.1 and 1.7.2 above, the Celgene Technology shall not include Collaboration Patents or Collaboration Know-How.

1.8           “Collaboration Compound” means each Development Compound for which Celgene has exercised its Celgene Product Option under Section 3.5 of this Agreement and which is identified in the written notice given by Celgene to effect such exercise.

1.9           “Collaboration Technology” shall mean the Collaboration Patents and Collaboration Know-How.

1.9.1        “Collaboration Know-How” shall mean any Information generated, solely or jointly, by employees, consultants or agents of Array and/or Celgene in the course of performing activities under the Discovery Program or in accordance with the applicable Development Plan, or, solely with respect to Array, activities directed to the development, manufacture and/or use of Compounds, Development Compounds, Collaboration Compounds, Back-Up Compounds,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Back-Up Compounds, Collaboration Back-Up Compounds, Licensed Products, in each case during the Option Term.

1.9.2        “Collaboration Patents” shall mean all Patents covering inventions conceived or created, solely or jointly, by employees, consultants or agents of Array and/or Celgene in the course of performing activities under the Discovery Program or in accordance with the applicable Development Plan, or, solely with respect to Array, activities directed to the development, manufacture and/or use of Compounds, Development Compounds, Collaboration Compounds, Back-Up Compounds, Development Back-Up Compounds, Collaboration Back-Up Compounds or Licensed Products, in each case during the Option Term.

1.10         “Combination Product” shall mean a Licensed Product that is a pharmaceutical preparation for human use incorporating two or more therapeutically active ingredients and including a Collaboration Compound as one of its active ingredients.  Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically active ingredients,” and their presence shall not be deemed to create a Combination Product under this Section 1.10.

1.11         “Compound” shall mean a small molecule chemical entity (a) that is (i) synthesized and/or assayed against a Target by Array prior to the Effective Date, (ii) first synthesized and/or assayed by or on behalf of a Party in the course of performing activities under the Discovery Program, or (iii) a Celgene Compound; (b) that modulates one or more Target(s), the mechanism of action of which is a specific interaction with such Target; and (c) that has [ * ].

1.12         “Control” (including any variations, such as “Controlled” or “Controlling”), with respect to any Compound or intellectual property rights, shall mean rights to a Compound or intellectual property sufficient to grant the applicable license under this Agreement, without violating the terms of any agreement or other arrangement with any Third Party or, without the other Party’s written consent, requiring any payment to a Third Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13         “Derivative” shall mean a molecule (a) that is synthesized using the same synthetic route such that such molecule is derived from the Development Compound by one synthetic step and such that any compound modifications (i.e., differences between such molecule and the corresponding Development Compound) are readily determined to be related to or derived from the Development Compound, and (b) that has [ * ].

1.14         “Development Back-Up Compound” shall mean, with respect to each Compound designated as a Development Compound, additional Lead Compounds suitable for clinical development designated in accordance with Section 3.5.3 below.

1.15         “Development Compound” shall mean a Compound that is designated for further development in clinical trials, in accordance with Section 3.5.2 below.

1.16         “Diligent Efforts” shall mean the carrying out of obligations or tasks in a manner consistent with the efforts a Party devotes to a product or a research, development or marketing project at a similar stage of research or development that is of similar market potential, profit potential or strategic value resulting from its own research efforts, but in no event using less than the commercially reasonable standards applied by other public biotechnology companies to their pharmaceutical products at a similar stage of research or development that is of similar market potential, profit potential or strategic value.

1.17         “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.18         “FD&C Act” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, as amended from time to time.

1.19“       FTE” shall mean a full-time person employed by Array, dedicated full-time to the Discovery Program, or in the case of less than a full-time dedicated person, a full-time, equivalent

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

person year, based upon a total of one thousand eight hundred eighty (1,880) hours per year of work on the Discovery Program.

1.20         “GAAP” shall mean generally accepted accounting principles as applicable in the United States of America.

1.21         “IND” shall mean any Investigational New Drug Application filed with the FDA pursuant to 21 C.F.R. § 312 before the commencement of clinical trials involving a Development Compound, a Development Back-Up Compound, a Collaboration Compound or a Collaboration Back-Up Compound (or any Licensed Product incorporating a Collaboration Compound or Collaboration Back-Up Compound), or any comparable filings with any Regulatory Authority in any other jurisdiction.

1.22         “Information” shall mean materials, data and other information relating to the subject matter of this Agreement and including: (a) techniques and data, including screens, models, inventions, methods, test data (including, pharmacological, toxicological and clinical test data), analytical and quality control data, marketing, pricing, distribution, costs, and sales data, manufacturing information, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection); (b) compositions of matter, including compounds, biological materials and assays; and (c) the subject matter and content of all JRC, JDC, JMC and JCC discussions and meetings.  As used herein, “clinical test data” shall be deemed to include all information related to the clinical or preclinical testing of a Compound or Licensed Product, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

1.23         “Initiation” of a particular clinical trial shall be deemed to occur upon the date of first dosing of the first subject in such trial.

1.24         “Licensed Product” shall mean a product that incorporates a Collaboration Compound or a Collaboration Back-Up Compound as an active ingredient.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.25         “Marketing Approval” shall mean all approvals, licenses, registrations or authorizations of a Regulatory Authority in a country necessary for the manufacture, use, storage, import, marketing and sale of a Licensed Product in such country.

1.26         “Marketing Approval Application” or “MAA” shall mean a New Drug Application (as defined in 21 C.F.R. § 314.50 et. seq.) or a comparable application for Marketing Approval (not including pricing or reimbursement approval) in another jurisdiction, in each case with respect to a Licensed Product.

1.27         “Marketing Exclusivity” shall mean, with respect to a Licensed Product that the Licensed Product has been granted marketing exclusivity afforded approved drug products pursuant to (a) Sections 505(c), 505(j), and 505A of the FD&C Act or its equivalent in a country other than the United States, or (b) the orphan drug exclusivity afforded approved drugs designated for rare diseases or conditions under Sections 526 and 527 of the FD&C Act or its equivalent in a country other than the United States, or (c) applicable law covering the Licensed Product which precludes the Regulatory Authority in a country from granting Marketing Approval for another product that contains the same active ingredient as that which is contained in the applicable Licensed Product.

1.28         “Net Sales” shall mean the gross amounts billed or invoiced by Celgene, its Affiliates or Sublicensees to non-Sublicensee Third Parties for the sale or other commercial disposition of Licensed Products less deductions from such amounts calculated in accordance with GAAP, so as to arrive at reported Net Product Sales under GAAP, and further reduced by write offs of accounts receivable or increased for collection of accounts that were previously written off.

Sales between Celgene and its Affiliates or Sublicensees and Licensed Products provided to Third Parties at no cost, or below direct manufacturing cost, in connection with research and development, clinical trials, compassionate sales or indigent programs or for use as samples shall be excluded from the computation of Net Sales, and no payments will be payable on such sales or no-cost transfers except where such Affiliates or Sublicensees are end users.  If a Licensed Product is sold or transferred for consideration other than cash, or in a transaction not at arm’s length, the Net

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sales from such sale or transfer shall be deemed the then-fair market value of such Licensed Product.

In the event a Licensed Product is sold which is a Combination Product, for purposes of determining royalty payments due Array under Section 6.5, Net Sales of Combination Products shall be calculated by multiplying the Net Sales of the Combination Product during the applicable reporting period by the fraction A/(A+B), in which “A” is the average sales price of the Licensed Product when such Licensed Product comprising a single Collaboration Compound or Collaboration Back-Up Compound as the sole therapeutically active ingredient is sold separately in substantial quantities, and “B” is the average sales price of the other therapeutically active ingredients contained in the Combination Product sold separately in substantial quantities; in each case during the applicable reporting period.  In the event that no separate sales of either the Licensed Product comprising a single Collaboration Compound or Collaboration Back-Up Compound, as the case may be, as the sole therapeutically active ingredient or the other therapeutically active ingredients of the Combination Product are made during the applicable reporting period, or if the average sales price for a particular therapeutically active ingredient cannot be determined for the applicable reporting period, the respective average sales prices during the most recent reporting period in which sales of both occurred shall be used.  In the event that either or both of A or (and) B is (are) not available, then Net Sales of Combination Products for the purposes of determining royalty payments hereunder shall be reasonably allocated based on the relative values contributed by each component, and agreement by the Parties to such allocation shall not be unreasonably withheld or delayed.

1.29         “Option Term” shall have the meaning set forth in Section 4.1.1(a).

1.30         “Party” or “Parties” shall mean Array and/or Celgene.

1.31         “Patent” shall mean any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates and renewals of any of the foregoing.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.32         “Phase I” shall mean a human clinical trial conducted on a limited number of study subjects for the purpose of gaining evidence of the safety and tolerability of, and information regarding pharmacokinetics and, with respect to applicable oncology trials, potential pharmacological activity for, a product or compound, as described in 21 C.F.R.§ 312.21(a) (including any such clinical study in any country other than the United States).

1.33         “Phase II” shall mean a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purpose of achieving a preliminary determination of efficacy and/or appropriate dosage ranges, as further described in 21 C.F.R. §312.21(b) (including any such clinical study in any country other than the United States).

1.34         “Phase III” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in study subjects with the disease or condition being studied, as further described in 21 C.F.R. §312.21(c) (including any such clinical study in a country other than the United States), which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of a MAA for the indication being studied.

1.35         “Regulatory Authority” shall mean the FDA, or a regulatory body with similar regulatory authority in any jurisdiction outside the United States.

1.36         “Sales Representative” shall mean a professional pharmaceutical sales representative engaged or employed by either Party to conduct sales activities and other promotional efforts with respect to a Co-Promoted Product.

1.37         “Sublicensee” shall mean, with respect to a particular Collaboration Compound, a Collaboration Back-Up Compound or Licensed Product, a Third Party to whom Celgene has granted a license or sublicense to make and sell such Collaboration Compound, Collaboration Back-Up Compound or Licensed Product; and a “sublicense” shall mean any agreement or arrangement between Celgene and a Sublicensee granting such rights.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.38         “Target” shall mean those targets listed on Schedule 1.38 attached hereto, or any substitute for such a target mutually agreed by the Parties in accordance with Section 3.2 below or selected by Array from two (2) proposed substitute targets in accordance with Section 3.5.1 below.

1.39         “Third Party” shall mean any entity other than Array, Celgene and their respective Affiliates.

1.40         “Valid Claim” shall mean (a) a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) which has not been held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a patent application, which claim has been pending less than five (5) years from the original filing date of such claim in a given country, unless or until such claim thereafter issues as a claim of an issued Patent (from and after which time the same shall be deemed a Valid Claim subject to paragraph (a) above).

1.41         Additional Definitions.  Each of the following terms shall have the meaning described in the corresponding section of this Agreement below.

Term	Section Defined
Abandoned Product	12.3.2
Array Indemnitees	11.4.2
[ * ]	[ * ]
[ * ]	[ * ]
Celgene Indemnitees	11.4.1
Celgene Product Option	4.1
Clinical Candidate Guidelines	3.5.1
Collaboration Back-Up Compound	4.1.1(b)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercialization Plan	8.1.2
Compound Improvement	9.2.2
Confidential Information	10.1
Cooperating Party	10.4.2
Co-Promoted Product	8.2.1
Co-Promotion Option	8.2.1
Co-Promotion Plan	8.2.2
Development Back-Up Compound	3.5.2
Development Milestone	6.3.1
Development Plan	3.6.1
Discovery Milestone	6.2
Discovery Program	3.1
Dispute	13.1
Escalation Notice	2.2.3
Exclusivity Period	5.6.2
force majeure event	13.4
Indemnify	11.4
JCC	2.1
JDC	2.1
JMC	2.1
JRC	2.1
[ * ]	[ * ]
Losses	11.4.1
Prosecution and Maintenance	9.5.1(a)
Prosecuting Party	9.5.1(b)
Requesting Party	10.4.2
Subject Transaction	13.3.2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Third-Party Claim	11.4.1
Trial Design Guidelines	2.3

ARTICLE II
GOVERNANCE

2.1           General.  The Parties shall establish (i) a Joint Research Committee (“JRC”) to oversee and coordinate activities under the Discovery Program; (ii) a Joint Development Committee (“JDC”) for each Development Compound to oversee and coordinate clinical development of such Development Compound; (iii) a Joint Manufacturing Committee (“JMC”) to oversee and coordinate CMC activities with respect to each Development Compound and Development Back-Up Compounds; and (iv) if applicable, a Joint Commercialization Committee (“JCC”) for each Co-Promoted Product.  Each Committee may from time to time establish sub-committees to handle matters within the scope of its authority.

2.1.1        Joint Research Committee.  Within thirty (30) days following the Effective Date, Array and Celgene shall establish a Joint Research Committee.

(a)   Duties.  The JRC shall:

(i)    establish, oversee, review and coordinate the Discovery Program, including assigning activities to be performed by each Party under the Discovery Program (subject to Section 3.1), which may require the Parties to enter into material transfer and other appropriate agreements in connection with such activities;
(ii)   discuss designation of Compounds as Development Compounds and Back-Up Compounds in accordance with Section 3.5;
(iii)  provide a forum for the Parties:  (1) to discuss the objectives of the Discovery Program; and (2) to exchange and review scientific information and data relating to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the activities being conducted under, and the then-current progress of, the Discovery Program, including the exchange and review of data, Compound structures and the like resulting from the Discovery Program;
(iv)  determine when and for which general disease area (specifically, cancer or inflammatory disease) an IND will be filed on each Development Compound; provided, however, that the Parties shall mutually agree which general disease area the IND will be filed for a Development Compound directed to a cancer/inflammation Target; and
(v)   make any such decisions as are expressly allocated to the JRC under this Agreement.

(b)           Termination of JRC.  The JRC, on a Target-by-Target basis, shall exist until the end of the Option Term for such Target.

2.1.2        Joint Development Committee.  Promptly but no later than thirty (30) days following the Effective Date, Array and Celgene shall establish a Joint Development Committee.

(a)           Duties.  The JDC shall:

(i)    Establish and direct the strategy for the worldwide development of each Development Compound and corresponding Development Back-Up Compounds, if any, and products containing each Development Compound or a corresponding Development Back-Up Compound;
(ii)   Review and finalize the applicable Development Plan for each Development Compound and, if applicable a corresponding Development Back-Up Compound, and propose revisions to each Development Plan as needed, but no less frequently than annually;
(iii)  Subject to and within the parameters of each Development Plan:  (1) oversee the implementation of the such Development Plan (including approval of clinical trial protocols and review of the conduct of clinical trials conducted pursuant to the Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Plan); and (2) review and approve the overall strategy and positioning of all material submissions and filings with the applicable Regulatory Authorities; and

(iv)          Perform such other duties as are specifically assigned to such JDC under this Agreement.

(b)           Termination of JDC.  The JDC shall exist, on a Target-by-Target basis, until the end of the Option Term for such Target.

2.1.3        Joint Manufacturing Committee.  Promptly but no later than thirty (30) days following the designation of the first Development Compound, Array and Celgene shall establish a Joint Manufacturing Committee.

(a)           Duties.  The JMC shall:

(i)            oversee, review and coordinate the studies required for the preparation of the CMC section of an IND for filing with the FDA for each Development Compound and, if applicable, Development Back-Up Compounds, including studies relating to analytical methods and purity analysis, and formulation and manufacturing development studies, together with associated regulatory activities;

(ii)           oversee, review and coordinate process research and development activities (including manufacturing scale-up) and formulation development activities; and

(iii)          Perform such other duties as are specifically assigned to such JMC under this Agreement.

(b)           Termination of JMC.  The JMC shall exist, on a Target-by-Target basis, until the end of the Option Term for such Target.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.1.4        Joint Commercialization Committee. Within thirty (30) days following a request by either Party after Array’s exercise of the Co-Promotion Option, Array and Celgene shall establish a Joint Commercialization Committee, which at Celgene’s option may be split into separate Joint Commercialization Committees for each Co-Promoted Product.  The JCC shall have as its overall purpose oversight of the commercialization of Co-Promoted Products in the United States.

(a)           Duties:  The JCC shall:

(i)            Review and approve the Co-Promotion Plan for each Co-Promoted Product developed in accordance with Section 8.2.2 below;

(ii)           Subject to and within the parameters of the Co-Promotion Plan, oversee the implementation of the Co-Promotion Plan; and

(iii)          Perform such other duties as are specifically assigned to such JCC under this Agreement.

2.2           General Committee Membership and Procedures.

2.2.1        Committee Membership.  Each Committee shall each be composed of three (3) representatives from each of Celgene and Array.  Each Party may replace any of its representatives on any Committee at any time with prior written notice to the other Party; provided that such replacement is of comparable standing and authority within that Party’s organization as the person he or she is replacing.

2.2.2        Committee Meetings.  The JRC and JDC shall hold an initial joint meeting within forty-five (45) days of the Effective Date or as otherwise agreed by the Parties.  Thereafter, each Committee shall meet at least once every calendar quarter, unless the respective Committee members otherwise agree.  All Committee meetings may be conducted by telephone, video-conference or in person as determined by the applicable Committee; provided, however, that each Committee shall meet in person at least once each calendar year, unless the Parties mutually agree to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

meet by alternative means.  Unless otherwise agreed by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between Array’s facilities and Celgene’s facilities.  With the consent of the Parties (not to be unreasonably withheld or delayed), a reasonable number of other representatives of a Party may attend any Committee meeting as non-voting observers (provided that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article 10).  Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in Committee meetings.

2.2.3        Decision-Making.  Decisions of each Committee with decision-making authority shall be made by unanimous vote.  In the event such Committee fails to reach unanimous agreement with respect to a particular matter within its decision-making authority, then, either Party may, by written notice to the other Party (an “Escalation Notice”), have such matter referred to the following individuals of each Party or his/her designee (the “Negotiators”):  for disputes originating in the JRC, the heads of research of each Party shall serve as Negotiators; and the Negotiators for disputes originating in the JDC and the JMC shall be the heads of clinical development and manufacturing, respectively.  The Negotiators shall meet promptly and negotiate in good faith to resolve such matter.  If the Negotiators are unable to resolve such matter within thirty (30) days of the date of the applicable Escalation Notice, or such longer period of time as the Negotiators may agree, the matter shall be referred to the Chief Executive Officers of the Parties, who shall meet promptly and negotiate in good faith to resolve such matter.  If the Chief Executive Officers are unable to resolve such matter within thirty (30) days, or such longer period of time as the Chief Executive Officers may agree:  (a) Celgene shall cast the deciding vote on any such matter before the JCC; (b) except as set forth in Section 3.5 below, Array shall cast the deciding vote on any such matter before the JRC; (c) except as set forth in Section 3.5 below, the deciding vote on any such matter before the JDC shall be made by an arbitrator in accordance with Section 2.3 below, provided, however, that, Celgene shall have the exclusive right to select the indication for each Development Compound from the list attached hereto as Schedule 2.2.3(c); and (d) Array shall cast the deciding vote on any such matter before the JMC.  Notwithstanding the foregoing, neither Party

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

nor the arbitrator (for matters subject to Section 2.3 below) shall have the right to cast the deciding vote in any manner that would unilaterally impose a financial obligation on Array or Celgene, as the case may be, beyond the commitments set forth herein or cause it to violate any obligation or agreement it may have with any Third Party.

2.3           Binding Arbitration.  In the event the JDC cannot reach agreement with respect to a particular matter that is properly to be decided by unanimous vote of the JDC under Section 2.2.3(c) above, and such matter is not resolved by the applicable Negotiators in accordance with Section 2.2.3 above, then the matter shall be referred to binding arbitration by one (1) arbitrator.  In such arbitration, the arbitrator shall be an independent expert (including in the area of the dispute) in the pharmaceutical or biotechnology industry mutually acceptable to the Parties.  The Parties shall use their best efforts to mutually agree upon one (1) arbitrator; provided, however, that if the Parties have not done so within ten (10) days after initiation of arbitration hereunder, or such longer period of time as the Parties have agreed to in writing, then such arbitrator shall be an independent expert as described in the preceding sentence selected by the Chicago office of the American Arbitration Association.  Such arbitration shall be limited to casting the deciding vote with respect to matter in dispute, and in connection therewith, each Party shall submit to the arbitrator in writing its position on and desired resolution of such matter.  Such submission shall be made within ten (10) days of the selection or appointment of the arbitrator, and the arbitrator shall rule on such matter and cast the deciding vote within ten (10) days of receipt of the written submissions by both Parties.  The arbitrator shall select one of the Party’s positions as his decision, and shall not have authority to render any substantive decision other than to so select the position of either Celgene or Array; provided, however, that the arbitrator shall not have the authority to select a Party’s position if such position would require Array to conduct clinical trial activities that are not within the general guidelines and objectives for trial designs previously agreed by the Parties (“Trial Design Guidelines”) as interpreted by the arbitrator.  Except as provided in the preceding sentence, such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.  The arbitrator’s ruling and vote shall be final and binding upon the Parties.  The costs of any arbitration conducted pursuant to this Section 2.3 shall be borne

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

equally by the Parties.  The Parties shall use diligent efforts to cause the completion of any such arbitration within sixty (60) days following a request by any Party for such arbitration.

2.4           Scope of Governance.  Notwithstanding the creation of each of the Committees, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no Committee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing.  No Committee shall have the power to amend or modify this Agreement, and no decision of any Committee shall be in contravention of any terms and conditions of this Agreement.  It is understood and agreed that issues to be formally decided by a particular Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee, as applicable.

ARTICLE III
DISCOVERY PROGRAM

3.1           Discovery Program.  During the Option Term, Array and, if directed by the JRC, JDC or JMC and expressly agreed by Celgene in writing, Celgene shall be responsible for conducting a discovery research program with the principal goals of:  (i) identifying and discovering Compounds that directly modulate each of the Targets; (ii) characterizing, optimizing and supporting the pre-clinical development of such Compounds; (iii) conducting a Phase I clinical trial and, where applicable under Section 3.7.3 below, a Phase II clinical trial with respect to Compounds that have been designated as Development Compounds pursuant to Section 3.5 below; and (iv) if required pursuant to Section 3.7.4 below, conducting continued preclinical development and potentially a Phase I clinical trial with respect to certain Development Back-Up Compounds (“Discovery Program”).  During the Option Term, Array shall, on a Target-by-Target basis, use Diligent Efforts to conduct the Discovery Program with respect to such Target.

3.2           Targets.

3.2.1        General.  Except as otherwise specified in this Section 3.2, the Discovery Program shall be focused on identifying, for each of the Targets, Development Compounds and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

corresponding Development Back-Up Compounds that directly modulate the activity of each such Target, with the goal of completing early clinical development of a Development Compound and, if required pursuant to Section 3.7.4 below, a corresponding Development Back-Up Compound, directed to each of up to four (4) Targets for possible exercise by Celgene of its Product Options.

3.2.2        Abandonment and Substitution of Targets.  From time to time during the Option Term, the JRC may determine in good faith that the Discovery Program has not yielded sufficient progress with respect to one or more Targets (e.g., because such Target is found to be intractable, modulation of such Target does not yield a therapeutically relevant outcome or modulation of such Target presents unwanted side effects), and that research and/or development activities with respect to such Target should be discontinued.  If such activities are [ * ], then Celgene may propose, after discussion with the JRC, and subject to the mutual written agreement of the Parties, another molecular target as a substitute for such discontinued Target.  In such case, (i) the discontinued Target shall cease to be a Target, the substitute target shall be deemed a Target for the purposes of this Agreement and Schedule 1.38 shall be deemed to be updated accordingly; and (ii) the Option Term for the substitute Target shall commence on the date that Parties agree on the substitute Target (i.e., such date shall be deemed the Effective Date for such Target for purposes of Section 4.1.1(a)); provided, however, that if research and/or development activities with respect to such substitute Target, or with respect to a substitute Target selected pursuant to Section 3.5.1, are subsequently discontinued pursuant to this Section 3.2.2, the discontinued substitute Target shall not be replaced with a new molecular target.

3.3           Discovery Program Funding.  Except as otherwise provided in this Agreement, Array will be responsible for funding its activities under the Discovery Program, including under each Development Plan, during the Option Term.

3.4           Updates; Reports.  During the Option Term, Array shall provide Celgene with regular updates no less than once a month on the results of the Discovery Program.  Such updates shall be conducted by telephone or video-conference, and prior to each such update, Array shall provide Celgene with a written summary of the activities conducted under the Discovery Program for the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

preceding calendar month and supporting data related thereto.  Celgene shall have the right to reasonably request and to receive in a timely manner clarifications and answers to questions with respect to such reports.

3.5           Designation of Development Compounds and Development Back-Up Compounds.

3.5.1        Clinical Candidate Guidelines; Lead Compounds.  The Parties have previously established clinical candidate guidelines (“Clinical Candidate Guidelines”) for each Target to indicate the suitability of Compounds as Development Compounds.  Such Clinical Candidate Guidelines may be amended upon mutual written agreement of the Parties or subsequent Clinical Candidate Guidelines may be agreed in writing by the Parties and attached to this Agreement from time to time as appropriate, and in each case such agreement shall not be unreasonably withheld or delayed.  For each Target, the JRC shall [ * ].  If the Parties mutually agree that a particular Compound does not strictly meet the Clinical Candidate Guidelines, but should be considered as a potential Development Compound, then the JRC may [ * ], the Parties may mutually agree that the JRC may [ * ], then Celgene shall have the right to discontinue activities with respect to such Target and to propose in writing, after discussion with Array, two (2) molecular targets as potential substitutes for such discontinued Target that are (i) [ * ], and (ii) are not the subject of an agreement that Array has with a Third Party or the target of Array’s own research or drugs in Array’s clinical development pipeline or marketed product portfolio; provided that Celgene may only exercise such right with respect to the four (4) initial Targets or with respect to any Target substituted for an initial Target pursuant to Section 3.2.2, but not with respect to any substitute Target selected pursuant to this Section 3.5.1; and provided further that Celgene may only propose as a potential substitute a molecular target directed to the same general disease area (specifically, cancer or inflammatory disease) as the discontinued Target.  Array shall notify Celgene in writing which of the proposed substitute targets it selects for inclusion in the Discovery Program.  In such case, the discontinued Target shall cease to be a Target, the substitute target shall be deemed a Target for the purposes of this Agreement, Schedule 1.38 shall be deemed to be updated accordingly, and the Option Term for the substitute Target shall commence on the date Celgene receives notice of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Array’s selection (i.e., such date shall be deemed the Effective Date for such Target for purposes of Section 4.1.1(a)).

3.5.2        Development Compounds.  Based upon the Clinical Candidate Guidelines and the results of the Discovery Program [ * ], Celgene shall designate for each Target one (1) Compound as a Development Compound from [ * ], and each such Compound so designated shall be deemed a “Development Compound” for the purposes of this Agreement.  Based on [ * ], Celgene may, within forty-five (45) days of receipt thereof, de-select a particular Development Compound and select an alternate Lead Compound as a Development Compound.  In such case, the de-selected Compound shall cease to be a Development Compound for the purposes of this Agreement, but shall continue to be a Lead Compound and may be selected by Celgene as a Development Back-Up Compound.

3.5.3        Development Back-up Compounds.  At such time as Celgene designates a Development Compound for a particular Target, Celgene shall, based upon the Clinical Candidate Guidelines and the results of the Discovery Program including the results of the Acute Tox Studies, designate for such Target up to two (2) Lead Compounds as Development Back-Up Compounds.  Each such Back-up Compound so designated shall be deemed a “Development Back-Up Compound” for the purposes of this Agreement.

3.6           Development Plan.

3.6.1        Establishment.  The JDC, for a particular Development Compound and, if required pursuant to 3.7.4 below, a corresponding Development Back-Up Compound, shall have the responsibility for establishing a comprehensive, multi-year plan for the development of such Development Compound and, if applicable, Development Back-Up Compound (a “Development Plan”).  The initial Development Plan shall be finalized by the Parties within three (3) months after the designation of such Development Compound and corresponding Development Back-Up Compounds.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.6.2        Contents.  Each Development Plan shall fully describe the proposed activities related to ongoing preclinical studies (e.g., toxicology), formulation, clinical studies and regulatory plans, and other activities and timelines directed to IND filing, Phase I clinical development and preparation for Phase II clinical development and shall be in accordance with the Trial Design Guidelines.  If the first IND for a particular Development Compound is to be filed in a division of the FDA other than the cancer division, the Development Plan shall also include a single Phase II clinical trial for the subject Development Compound and associated continuing development activities (e.g., continued and ongoing preclinical studies, formulation and process development).  Where a Phase II trial is to be included, the Development Plan shall also include [ * ] such Phase II trial and continuing development activities.

3.6.3        Annual Review.  After the establishment of the initial Development Plan for a Development Compound and, if applicable, a corresponding Development Back-Up Compound, the JDC shall review and update such Development Plan at least annually and prior to any material modification or addition thereto.

3.7           Development.

3.7.1        IND.  During the Option Term following designation of a Development Compound, Array shall use Diligent Efforts to continue pre-clinical development of such Development Compound and, to the extent required pursuant to Section 3.7.4 below, a corresponding Development Back-Up Compound, with the goal of submitting an IND with the FDA on such Development Compound.  Unless otherwise agreed by the Parties, such IND shall include those IND toxicology and ADME studies previously agreed by the Parties, and taking into account the Development Plan.  Array shall not be required to submit more than one (1) IND for each Development Compound.

3.7.2        Phase I.

(a)   After the date of the first filing of an IND with the FDA with respect to a Development Compound and prior to the earlier of (i) the date of Celgene’s exercise of the Celgene

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product Option with respect to such Development Compound (or termination of the Celgene Product Option with respect to the Target to which such Development Compound is directed) and (ii) the expiration of the Option Term, Array shall use Diligent Efforts to conduct and manage a Phase I clinical trial of such Development Compound in accordance with the Development Plan for such Development Compound and to perform additional development activities to prepare for later stage clinical development (e.g., ongoing toxicity studies and CMC-related activities).  Array shall not be required (i) to conduct a Phase I clinical trial exceeding the Trial Design Guidelines, or (ii) to conduct more than one (1) Phase I clinical trial for each Development Compound.

(b)   Array shall be responsible for all costs incurred by Array, its Affiliates or subcontractors in performing its activities under this Section 3.7.2, including the following: (i) out-of-pocket costs paid to Third Parties (such as contract research organizations, testing labs, imaging labs, quality assurance auditors or groups for trial sites or vendors, or other contractors) for the performance of such activities; (ii) Array FTEs overseeing the activities set forth in (i) above; (iii) Array’s out-of-pocket costs for obtaining or manufacturing quantities of the Development Compound used as clinical supplies (including stability testing, form selection and testing, and radiolabelled derivative preparation) in performing such activities; and (iv) costs incurred with respect to meeting of investigators and associated travel expenses.

3.7.3        Phase II.

(a)   If the first IND for a particular Development Compound was filed in a division of the FDA other than the cancer division and Celgene has not exercised the Celgene Product Option with respect to such Development Compound (or terminated the Celgene Product Option with respect to the Target to which such Development Compound is directed), then Array shall use Diligent Efforts during the Option Term to conduct and manage one Phase II clinical trial of such Development Compound and to perform additional development activities to prepare for further clinical development, in accordance with the Development Plan for such Development Compound.  Array shall not be required (i) to conduct a Phase II clinical trial exceeding the Trial

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Design Guidelines, or (ii) except as provided in subparagraph (c) below, to conduct more than two (2) Phase II clinical trials under this Agreement.

(b)   For the first two (2) Development Compounds for which Array is obligated to conduct a Phase II clinical trial pursuant to Section 3.7.3(a) or (c), Array shall be responsible for [ * ] in performing the studies and/or activities described in paragraph (a) above with respect to each applicable Development Compound, and Celgene shall [ * ].  If Array is obligated to conduct a third Phase II clinical trial pursuant to Section 3.7.3(a) or (c), Celgene shall [ * ].  Celgene shall [ * ].  Upon request, Array shall provide Celgene with [ * ].  Prior to commencing a Phase II trial for which Celgene [ * ], Array shall provide Celgene [ * ]; such [ * ] shall be revised or updated from time to time by the JDC.

(c)   If the Parties selected inflammation as the general disease area for the IND for a Development Compound directed to a cancer/inflammation Target under Section 2.1.1(a)(iv) above, and Celgene has not exercised the Celgene Product Option with respect to such Development Compound (or terminated the Celgene Product Option with respect to the Target to which such Development Compound is directed), then Array shall use Diligent Efforts during the Option Term to conduct and manage one Phase II clinical trial of such Development Compound, in accordance with the Development Plan for such Development Compound and within the Trial Design Guidelines.

(d)   “[ * ]” shall mean [ * ].

3.7.4        Development Back-Up Compounds.

(a)           IND-Enabling Studies.  At the request of Celgene, Array shall use Diligent Efforts to perform continued IND-Enabling Studies for one (1) Development Back-Up Compound per Target during the Option Term for such Target.  For purposes of this Section 3.7.4, “IND-Enabling Studies” shall mean studies which are specifically required for an IND filing with the FDA, including without limitation, ADME and GLP toxicology studies, or studies required for the preparation of the CMC section of such IND including studies relating to analytical methods and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

purity analysis, and formulation and manufacturing development studies, all as necessary to obtain the permission of regulatory authorities to begin human clinical testing.

(b)           Phase I.  Upon mutual written agreement, prior to the earlier of (i) the date of Celgene’s exercise of the Celgene Product Option with respect to the Development Compound for the Target to which such Development Back-Up Compound is directed (or termination of the Celgene Product Option with respect to the Target to which such Development Back-Up Compound is directed) and (ii) the expiration of the Option Term, Array shall use Diligent Efforts to prepare and submit an IND with the FDA and to conduct and manage a Phase I clinical trial for any Development Back-Up Compound for which Array conducted IND-Enabling Studies, all in accordance with the Development Plan for such Development Back-Up Compound; provided that such Phase I trial shall be for the same indication as the corresponding Development Compound and shall not exceed the Trial Design Guidelines.  If the Parties do not agree, Celgene shall have the right[ * ] to perform, or have performed on its behalf, the activities described in this Section 3.7.4(b) with respect to such Development Back-Up Compound under the Discovery Program pursuant to a Development Plan; provided that (a) such activities can and shall be completed prior to expiration of the Option Term or extensions thereof for the Target to which such Development Back-Up Compound is directed, (b) Celgene shall share all clinical trial data with Array, and (c) at the conclusion of such activities, unless Celgene exercises the Celgene Product Option with respect to such Target, Celgene shall (1) at Array’s option, close or inactivate its IND for such Development Back-Up Compound or transfer such IND to Array [ * ], and (2) shall reasonably cooperate with Array to promptly, and in any event within thirty (30) days of Array’s written request, provide Array with all Collaboration Technology and Information generated in the course of such activities.

(c)           Budget and Reimbursement.  Array shall provide Celgene with a proposed budget outlining anticipated Back-Up Development Costs for each Development Back-Up Compound for which Array is performing activities under this Section 3.7.4, which budget shall be revised or updated from time to time by the JDC.  Celgene shall reimburse Array [ * ], for all Back-Up Development Costs incurred under Sections 3.7.4(a) and/or (b) above with respect to such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Back-Up Compound, and, upon request, Array shall provide Celgene with reasonably detailed documentation thereof.

(d)           Substitution of Development Compounds.  From time to time during the Option Term, Celgene may determine in good faith that a Development Plan has not yielded sufficient progress with respect the applicable Development Compound, and that development activities with respect to such Development Compound should be discontinued.  If such development activities are discontinued with respect to any Development Compound, then Celgene may propose, after discussion with the JDC, a Development Back-Up Compound corresponding to such Development Compound as a substitute Development Compound.  In such case, the discontinued Development Compound shall cease to be a Development Compound, the proposed Development Back-Up Compound shall be deemed a Development Compound, and the discontinued Development Compound shall be deemed a Development Back-Up Compound to such substitute Development Compound.  Celgene shall [ * ] of a Development Back-Up Compound that is selected as a substitute for the corresponding Development Compound [ * ] in the development of the substituted Development Compound, [ * ].

(e)           “Back-Up Development Costs” shall mean the following costs incurred by Array, its Affiliates or subcontractors in performing IND-Enabling Studies pursuant to Section 3.7.4(a) or activities under the applicable Development Plan pursuant to Section 3.7.4(b), as applicable, including the following: (i) Array FTEs engaged in IND drafting, preparation and submission; (ii) out-of-pocket costs paid to Third Parties (such as contract research organizations, testing labs, imaging labs, quality assurance auditors or groups for trial sites or vendors, or other contractors) for the performance of such activities on a pass-through basis; (iii) Array FTEs planning, performing or overseeing the activities under Section 3.7.4(a) or (b), as applicable at a rate of $325,000 per FTE; (iv) Array’s actual costs for obtaining or manufacturing reasonable quantities of the Development Compound for use as clinical supplies (such as stability testing) in performing Array’s obligations under Sections 3.7.4(a) and 3.7.4(b) above; and (v) costs incurred with respect to meeting of investigators (single site, regional and global) and associated travel expenses.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7.5        Manufacturing.  Array shall be responsible, either itself or through Third Parties, for the manufacture and supply of each Development Compound and, if required pursuant to Section 3.7.4 above, corresponding Development Back-Up Compounds, as necessary to conduct its activities under the Discovery Program.  All such manufacturing and supply activities shall be in accordance with the manufacturing guidelines previously agreed by the Parties.

3.8           Records.

3.8.1        Retention.  Array shall maintain, or cause to be maintained records of all (a) activities conducted under the Discovery Program, (b) [ * ], (c) Back-Up Development Costs, and (d) all [ * ], in each case in sufficient detail and, as applicable, in a scientific manner as will properly reflect all work done and results achieved in the performance of the Discovery Program and which are otherwise sufficient to determine the identity and inventorship dates of inventions.  Array shall retain such records during the Option Term and for a period of five (5) years thereafter, or such other period agreed by the Parties.

3.8.2        Inspection.  During the Option Term and for a period of [ * ] thereafter, Array shall make available to Celgene, as reasonably requested and upon reasonable notice, during Array’s normal business hours, such records as may be reasonably necessary for Celgene:  (a) to inquire about details of the results generated under the Discovery Program (both discovery research and support for clinical development); (b) to supplement the reports furnished by Array pursuant to Section 3.8.1 above; and/or (c) [ * ], Back-Up Development Costs and [ * ].  Such disclosures shall occur no more than once every six (6) months during the Option Term and shall be pursuant to reasonable procedures to protect the confidentiality of such records.  Upon the expiration of the period for record retention specified in Section 3.8.1 above and upon request by Celgene, Array shall provide to Celgene, at Celgene’s expense, copies of such records associated with any Collaboration Compound or Collaboration Back-Up Compound for retention in Celgene’s archives, it being understood that such records shall remain subject to the confidentiality obligations in Article 10.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE IV
CELGENE PRODUCT OPTION

4.1           Celgene Product Option.  Celgene shall have the option to select one (1) Development Compound, along with corresponding Development Back-Up Compounds, each for up to two (2) Targets to acquire an exclusive, worldwide license to develop and commercialize such Development Compound and Development Back-Up Compounds (the “Celgene Product Option”), all in accordance with the terms and conditions set forth in this Article 4.

4.1.1        Exercise.

(a)   Option Term.  Unless earlier partially terminated with respect to a particular Target as provided in Section 6.2.1, Celgene may exercise the Celgene Product Option with respect to a particular Development Compound and its corresponding Development Back-Up Compounds, at any time before the earliest of: (a) for Development Compounds with respect to which the first IND was filed in the cancer division of the FDA, [ *  ]; and (b) for Development Compounds with respect to which the first IND was filed in a division of the FDA other than the cancer division, [ * and (c) the [ * ] of the Effective Date (the “Option Term”); provided that the Option Term shall terminate upon:  (i) an earlier termination of this Agreement in accordance with Article 12; or (ii) the date on which Celgene has exercised the Celgene Product Option with respect to two (2) Development Compounds.  Celgene may extend the Option Term set forth in (c) of this subsection for up to [ * ] upon written notice to Array, such notice to be provided no earlier than one hundred eighty (180) days prior to the [ * ] anniversary of the Effective Date or the end of the then-current Option Term, as applicable.  The Parties may further extend the Option Term set forth in (c) of this subsection for up to [ * ], commencing immediately after expiration of the [ * ] exercised by Celgene, by mutual written agreement; provided, however, that if Array does not agree to so extend the Option Term, [ * ].  As used in this Section 4.1.1, (1) the “completion of the first Phase I clinical trial” shall be deemed to have occurred (A) upon the later of (1) receipt of clearance from the FDA to commence Phase II clinical trials with respect to the relevant Development Compound, whether by affirmative communication from the FDA or the passage of the time period for placing such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phase II clinical trial on hold, or (2) sixty (60) days after Array delivers to Celgene a draft clinical trial report containing all tables and graphs related to the key endpoints for the subject clinical trial as defined in the protocol for such clinical trial, which report shall be based on trial data obtained as of the date all trial subjects have completed the trial (on a last patient, last visit basis pursuant to the protocol for such clinical trial) or the date on which the last trial subject has received the relevant Development Compound for a period of four (4) months (or such other mutually agreed time period), whichever is earlier, and (B) after receipt by Celgene of reasonable supporting Information requested by Celgene and held by Array with respect to the subject clinical trial of the relevant Development Compound; and (2) the “completion of the first Phase II clinical trial” shall be deemed to have occurred sixty (60) days after (A) Array delivers to Celgene a draft clinical trial report containing all tables and graphs related to the key endpoints for the subject clinical trial as defined in the protocol for such clinical trial, and (B) after receipt by Celgene of reasonable supporting Information requested by Celgene and held by Array with respect to the subject clinical trial of the relevant Development Compound.

(b)           Exercise.  To exercise the Celgene Product Option with respect to a particular Development Compound, Celgene shall so notify Array in writing at any time during the Option Term.  Upon receipt by Array of such notice, the subject Development Compound and its corresponding two (2) Development Back-Up Compounds shall cease to be a Development Compound or Development Back-Up Compounds, respectively, and shall thereafter be deemed a Collaboration Compound or Collaboration Back-Up Compounds, respectively.

(c)           Transition.  Subject to paragraph (a) above, and incident to the extent reasonably necessary for Celgene to perform activities assigned to it under the Development Plan approved by the JDC:

(i)    From and after the time that Celgene exercises the Celgene Product Option with respect to a Development Compound (which will then become a Collaboration Compound), Array shall cooperate fully with Celgene to promptly, and in any event within thirty (30) days of Celgene’s written request, provide Celgene with all Collaboration Technology and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Array Technology and Information to which Celgene has a right or license under this Agreement and which is necessary for Celgene to perform such activities.  Such cooperation shall include the reasonable disclosure of all Information (including, study protocols, study results, analytical methodologies, product manufacturing processes, batch records, vendor information, validation documentation, regulatory documentation, patent information), regulatory filings, information related to regulatory information and filings, pre-clinical and clinical data, adverse event data, regulatory correspondence, expert opinions, analyses, manufacturing data, manufacturing and supply agreements, and the like, all to the extent that such material is not in the possession of Celgene, and such other disclosures and transfers as are reasonably necessary or useful for Celgene to exercise its rights and perform such activities with respect to such Collaboration Compound and corresponding Collaboration Back-Up Compounds.  Notwithstanding the foregoing, Array shall not be considered to be in breach of this Section 4.1.1(c) for failure to disclose information, if, despite commercially reasonable efforts, Array cannot identify such information.  Without limiting the foregoing, Array shall use commercially reasonable efforts to ensure orderly transition and uninterrupted research and development of Collaboration Compounds, and if applicable, corresponding Collaboration Back-Up Compounds, under this Section 4.1.1.
(ii)   In addition, the JDC shall meet and discuss how best to transition the manufacture of such Collaboration Compound and, if applicable, Collaboration Back-Up Compounds to Celgene (or its designee) and shall establish a supply transition plan with respect to such Collaboration Compound and Collaboration Back-Up Compounds.  Array shall cooperate fully to transition to Celgene all manufacturing activities related to the Collaboration Compound and its corresponding Collaboration Back-Up Compounds as reflected in the Development Plan and supply transition plan approved by the JDC.  Celgene, at its option, may purchase from Array any surplus quantities of GMP Collaboration Compound and Collaboration Back-Up Compounds [ * ].
(iii)  Array shall provide Celgene with a proposed budget outlining anticipated costs incurred by Array, its Affiliates or subcontractors in performing those additional development activities (e.g., preclinical studies and CMC-related activities, including formulation and process development, together with associated regulatory activities, and in each case relating

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

directly to the Development Compound) not directly attributable to the ongoing conduct of clinical trials that Array performed in accordance with the Development Plan during the last clinical trial of a Collaboration Compound or Collaboration Back-Up Compound conducted prior to Celgene’s exercise of the Celgene Product Option in respect of such Collaboration Compound or Collaboration Back-Up Compound, which budget shall be revised or updated from time to time, provided that any [ * ] above the original budget submitted by Array shall [ * ].  Array shall submit an itemized invoice to Celgene outlining such costs, and, upon request, Array shall provide Celgene with reasonably detailed documentation thereof.  Such costs described in the preceding sentence shall be calculated as follows: (a) for Array FTEs performing such activities, [ * ]; (b) [ * ] costs paid to Third Parties for the performance of such activities [ * ]; and (c) Array’s [ * ] for obtaining or manufacturing reasonable quantities of the Development Compound or Development Back-up Compound used as in performing such activities.  Celgene shall pay any invoice issued under this Section 4.1.1(c)(iii) [ * ], provided, however, that Celgene shall not be obligated to pay any amounts [ * ] submitted by Array if Celgene [ * ].  For the avoidance of doubt, Celgene shall not be obligated to reimburse Array for any such costs with respect to any Development Compound or Development Back-Up Compound on which Celgene does not exercise the Celgene Product Option.

4.1.2        Termination.  In the event that Celgene fails to exercise its Celgene Product Option with respect to a particular Development Compound, in accordance with Section 4.1.1 above, then the Celgene Product Option, and all of Array’s obligations under Article 3 and this Section 4.1 with respect to such Development Compound and corresponding Development Back-Up Compounds, as well as with respect to any and all Compounds for the same Target, shall terminate.  Array shall thereafter be free to develop such Compounds, Development Compounds, Back-Up Compounds and other compounds that modulate the activity of such Targets outside the collaboration, alone or in connection with Third Parties, in each case subject to the license grant set forth in Section 5.3.

4.2           Development.  Following the exercise of the Celgene Product Option with respect to a Development Compound and corresponding Development Back-Up Compounds, and the designation of such Compounds as a Collaboration Compound and Collaboration Back-Up

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compounds, respectively, Array shall, at Celgene’s option and sole discretion, close or inactivate its IND(s) for such Collaboration Compound and, if applicable, Collaboration Back-Up Compounds, or transfer such IND(s) to Celgene at Celgene’s expense; and Array shall complete all relevant clinical trial and IND administrative activities and shall share all clinical trial data with Celgene.  Celgene shall be responsible, at its expense, for the preparation and filing of all subsequent INDs with respect to any subsequent clinical development for such Collaboration Compound or Collaboration Back-Up Compounds.  Array shall also provide to Celgene in support of any Celgene IND filings all relevant non-clinical data, including CMC, pharmacology and toxicology generated by Array with respect to such Collaboration Compound and Collaboration Back-Up Compounds.

4.3           Manufacturing.  Celgene shall have the right and responsibility to arrange for manufacturing of the Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products, including both clinical materials and commercial product, consistent with Celgene’s reasonable internal practices and industry standards.  Celgene shall make reasonable commercial efforts to ensure adequate manufacturing capacity to meet forecast demand for Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products, as applicable, including, if deemed necessary by Celgene, the establishment of an alternative supply source.  Celgene shall also make reasonable commercial efforts to ensure an adequate clinical and commercial supply of such Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products, as applicable.

ARTICLE V
LICENSE GRANTS; EXCLUSIVITY

5.1           Research Licenses.  Subject to the terms and conditions of this Agreement:

5.1.1        To Array.  Celgene hereby grants to Array a non-exclusive worldwide license to make and use and otherwise exploit subject matter within the Celgene Technology and Celgene’s rights under the Collaboration Technology to the extent necessary to:  (a) cooperate with Celgene in connection with the performance of the Discovery Program and any Development Plan during the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Option Term; (b) to conduct the activities under the Discovery Program in accordance with the applicable Development Plan during the Option Term; and (c) to conduct activities assigned to Array in accordance with Section 4.1.1(c) above for a Collaboration Compound and a corresponding Collaboration Back-Up Compound(s).

5.1.2        To Celgene.  Array hereby grants to Celgene a non-exclusive worldwide license to make and use and otherwise exploit subject matter within the Array Technology and Array’s rights under the Collaboration Technology to the extent necessary to:  (a) cooperate with Array in connection with the performance of the Discovery Program and any Development Plan during the Option Term; and (b) conduct the activities assigned to Celgene under the Discovery Program in accordance with the applicable Development Plan during the Option Term.

5.1.3        No Right to Sublicense. The licenses granted under this Section 5.1 shall not include the right to grant or authorize sublicenses; provided however that the use by a Party of subcontractors shall not be construed as a sublicense.

5.2           Commercial License to Celgene.

5.2.1        License Grant.  Subject to the terms and conditions of this Agreement, on and from the date of exercise of the Celgene Product Option with respect to a particular Collaboration Compound, Array hereby grants Celgene an exclusive, worldwide license under the Array Technology and Array’s interest in any Collaboration Technology to develop, make, have made, use, sell, offer for sale and import such Collaboration Compound and each corresponding Collaboration Back-Up Compound, in each case alone or in Licensed Products.  In addition, subject to the terms and conditions of this Agreement, on and from the date of exercise of the Celgene Product Option with respect to a particular Collaboration Compound, Array hereby grants Celgene a non-exclusive, worldwide license, under any Patent Controlled by Array that is necessary to develop, make, use, sell, offer for sale or import such Collaboration Compound or its corresponding Collaboration Back-Up Compounds, in each case alone or in Licensed Products, other than Collaboration Technology and Array Technology, to develop, make, use, sell, offer for sale or import such Collaboration

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compound and each corresponding Collaboration Back-Up Compound, in each case alone or in Licensed Products.

5.2.2        Sublicenses.  The licenses granted under this Section 5.2 shall include the right to grant and authorize sublicenses:  (a) to a Third Party; and/or (b) to its Affiliates solely for so long as such entity remains an Affiliate of Celgene; provided that Celgene shall remain responsible for the compliance of such Affiliate with the applicable terms of this Agreement.  Each sublicense granted by Celgene shall be consistent with all of the terms and conditions of this Agreement and subordinate thereto, and Celgene shall remain responsible to Array for the compliance of each such Sublicensee with the financial and other obligations due under this Agreement.  Except for sublicenses granted under Section 9.6.2, any sublicensee of Celgene must have reasonable capabilities to support the further development and commercialization of such Development Compound(s) and/or Development Back-Up Compound(s), as applicable.  Any such sublicense to a Third Party (and any right of a Third Party to obtain such a sublicense) shall be granted no earlier than the date the Compound included therein has been designated as a Collaboration Compound or Collaboration Back-Up Compound, as applicable, in accordance with Section 4.1.1 above.

5.2.3        Analogs and Derivatives.  Subject to the terms and conditions of this Agreement, Array shall not make, use or sell Analogs or Derivatives of Collaboration Compounds or Collaboration Back-Up Compounds, provided, however, that the foregoing shall not apply to any Compound that Array has under development as of the Effective Date, as reasonably documented by Array.  Notwithstanding the foregoing, nothing in this Section 5.2.3 shall modify Array’s obligations under Section 5.6.

5.3           Commercial License to Array.

5.3.1        License Grant.  Subject to the terms and conditions of this Agreement, Celgene hereby grants Array an exclusive, worldwide, royalty-free license under the Celgene Technology and Celgene’s interest in any Collaboration Technology to develop, make, have made, use, sell, offer for sale and import (i) Development Compounds and Development Back-Up

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compounds for which the Celgene Product Option has expired or been terminated, and (ii) Abandoned Products, in each case alone or as incorporated in products.

5.3.2        Sublicenses.  The licenses granted under this Section 5.3 shall include the right to grant and authorize sublicenses:  (a) subject to Section 5.3.4 below, to a Third Party; and/or (b) to its Affiliates solely for so long as such entity remains an Affiliate of Array; provided that Array shall remain responsible for the compliance of such Affiliate with the applicable terms of this Agreement.  Each sublicense granted by Array shall be consistent with all of the terms and conditions of this Agreement and subordinate thereto, and Array shall remain responsible to Celgene for the compliance of each such sublicensee with all of the obligations due under this Agreement.  Any such sublicense to a Third Party (and any right of a Third Party to obtain such a sublicense) of a Development Compound, Development Back-Up Compound or Abandoned Product shall be granted no earlier than the date the Celgene Product Option has expired or been terminated for such Development Compound and Development Back-Up Compound or the date such Abandoned Product becomes same as set forth in Section 12.3.2, respectively.

5.3.3        Analogs and Derivatives.  Subject to the terms and conditions of this Agreement, Celgene shall not make, use or sell Analogs or Derivatives of Development Compounds or Development Back-Up Compounds or Abandoned Compounds, provided, however, that the foregoing shall not apply to any Compound that Celgene has under development as of the Effective Date, as reasonably documented by Celgene.  Notwithstanding the foregoing, nothing in this Section 5.3.3 shall modify Celgene’s obligations under Section 5.6.

5.3.4        Right of First Opportunity.  If Array intends to offer any Third Party any sublicense under Section 5.3.2 above, then Celgene shall have an opportunity to negotiate with Array for a period of sixty (60) days to enter into a sublicense granting Celgene such rights on terms to be discussed at the time.

5.4           No Other Rights.  Except for the rights expressly granted under this Agreement, no right, title or interest of any nature whatsoever is granted, whether by implication, estoppel or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise, by any Party to the other Party.  All rights with respect to Information, Patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

5.5           No Implied Licenses.  Each Party acknowledges that the licenses granted under this Article 5 are limited to the scope expressly granted, and all other rights to Patents and Information of such Party are expressly reserved to the Party owning such Patent and Information.  Without limiting the foregoing, it is understood that where an exclusive license under any Patent and/or Information is granted to a Party under this Article 5 for a particular purpose, the Party granting such license retains all of its rights to such Patent and Information for all purposes not expressly licensed.

5.6           Exclusivity of Efforts.

5.6.1        During the Exclusivity Period.  During the applicable Exclusivity Period, except pursuant to this Agreement, neither Party shall [ * ], alone or with any Affiliate or any Third Party, any [ * ].  It is understood and agreed that the provisions of this Section 5.6 shall not apply to [ * ] for which such Party has [ * ], as reasonably documented by such Party; provided, however, that in no event shall a Party or any of its Affiliates [ * ], including, without limitation, [ * ], or enable a Third Party to do any of the foregoing.

5.6.2        Exclusivity Period.  As used in this Section 5.6, “Exclusivity Period” shall mean, with respect to Celgene, the period commencing on the Effective Date and expiring, on a Target-by-Target basis, on the earlier of:  (a) [ * ]; (b) [ * ]; or (c) [ * ].  With respect to Array, the Exclusivity Period shall commence on the Effective Date and shall extend, on a Target-by-Target basis, (y) [ * ]; and (z) [ * ]

5.6.3        Change of Control; Acquisitions.

(a)           Notwithstanding the provision of Sections 5.6.1 and 5.6.2, in the event of a Change of Control (as defined below) of either Party, the provisions of such Sections shall not apply to any research or development program that a portion of the surviving entity that was not Array or Celgene (prior to the Change of Control), as the case may be, had ongoing as of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

immediately prior to the date of such Change of Control.  For purposes of this Section 5.6, a “Change of Control” shall mean the merger, consolidation, sale of substantially all of a Party’s assets or similar transaction or series of transactions, as a result of which such Party’s shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions.  For clarity, if as a result of any such Change of Control, either Party exists as a wholly owned subsidiary of a parent, then the provisions of this Section 5.6 shall continue to apply to such Party as the surviving entity, but not to such parent.  Further, it is understood that, on and from the date of closing of any transaction(s) constituting a Change of Control as described above, each reference to a “Party” in Section 1.29 above shall be deemed also to include any surviving entity into which Array or Celgene, as applicable, merged, was consolidated or which acquired substantially all of Array’s or Celgene’s assets, as applicable, as a result of such Change of Control.

(b)           If, during the Exclusivity Period with respect to a particular Target, either Party acquires a Third Party, whether by way of merger, purchase of substantially all of a Third Party’s assets or in a similar transaction or series of transactions, that * ], then (i) if the acquiring Party is Celgene, either (1) Celgene shall [ * ] after the date Celgene [ * ], or (2) if Celgene does not [ * ] pursuant to paragraph (i)(1) of this Section 5.6.3(b), [ * ]; and (ii) if the acquiring Party is Array, Array shall have the option, in its sole discretion, to either (1) [ * ] after the date Array [ * ], or (2) [ * ].  Celgene shall notify Array in writing within ninety (90) days after the date Celgene obtains control over the Acquired Program of its election of (i)(1) or (i)(2) above; and Array shall notify Celgene in writing within ninety (90) days after the date Array obtains control over the Acquired Program of its election of (ii)(1) or (ii)(2) above.  In the event Celgene elects (i)(2) above, then provisions thereof shall become effective on the date Array receives such notice, and in the event Array elects (ii)(2) above, then the provisions thereof shall become effective on the date Celgene receives such notice.  For the purposes of this Section 5.6.3(b), “[ * ]” shall mean, [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VI
PAYMENTS

6.1           Initial Payment.  In partial consideration of Array’s performance of its obligations under the Discovery Program and the rights and licenses granted by Array to Celgene in this Agreement, Celgene shall pay to Array an initial fee of Forty Million Dollars ($40,000,000) within ten (10) days following the Effective Date in accordance with the payment provisions of Article 7.  The initial fee set forth in this Section shall not be refundable or creditable against any other amounts due Array under this Agreement.

6.2           Research Milestones.  Celgene shall pay to Array the amounts set forth below upon the achievement of each of the corresponding milestones with respect to each Target (each, a “Discovery Milestone”):

Discovery Milestone	Payment Amount
1.[ * ]	$[ * ]
2.[ * ]	$[ * ]

6.2.1        Celgene shall have the option, on a Target-by-Target basis, to elect not to pay a Discovery Milestone.  To exercise such option, Celgene shall so notify Array in writing during the period such Discovery Milestone payment is due.  If Celgene exercises such option, then (i) Celgene shall have no further rights (including the Celgene Product Option), other than Celgene’s rights in any applicable Celgene Technology (subject to the license granted to Array in Section 5.3), and Array shall have no further obligation, with respect to any Development Compound and corresponding Development Back-Up Compounds that modulates the Target modulated by the Development Compound for which Celgene elected not to pay the Discovery Milestone, and (ii) such Target shall cease to be a Target under this Agreement, and the Parties’ obligations with respect to such Target under Section 5.6 shall immediately expire.  Notwithstanding the foregoing, it is

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

understood that Celgene shall be obligated to pay each Discovery Milestone only once upon the first achievement of the applicable Discovery Milestone with respect to each Target (i.e., if a particular Discovery Milestone is achieved by a Development Back-Up Compound with respect to a particular Target, Celgene shall not also be obligated to pay such Discovery Milestone upon the achievement of such Discovery Milestone by the corresponding Development Compound or the other Development Back-up Compound with respect to such Target).

6.2.2        For purposes of this Section 6.2, “clearance” of an IND shall be deemed to have occurred on the earlier of (i) thirty (30) days after filing, or (ii) the date on which the FDA indicates that clinical trials under such IND may commence and there are no clinical hold issues outstanding.

6.3           Development Milestones.

6.3.1        Development Milestone Payments.  Celgene shall pay to Array the amounts set forth below following the achievement of each of the corresponding milestones with respect to each Development Compound for which the Celgene Product Option has not expired or been terminated or corresponding Collaboration Compound or Collaboration Back-Up Compound, regardless of whether the development, promotion or marketing of such Development Compound or corresponding Collaboration Compounded or Collaboration Back-Up Compound is discontinued at any time after the achievement of such milestone (each, a “Development Milestone”):

Development Milestone Event	Payment Amount
1.[ * ]	$[ * ]
2.[ * ]	$[ * ]
3.[ * ]	$[ * ]
4.[ * ]	$[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.[ * ]	$[ * ]
6.[ * ]	$[ * ]
7.[ * ]	$[ * ]
8.[ * ]	$[ * ]
9.[ * ]	$[ * ]

For the purposes of this Section 6.3.1, “Initiation” of a clinical trial shall mean the date of the first visit with the first patient pursuant to the protocol for such clinical trial.

6.3.2        Second Indication.  If, with respect to a particular Collaboration Compound or Collaboration Back-Up Compound, Celgene, itself or through its Affiliates or Sublicensee, achieves Development Milestones [ * ] for a second therapeutic indication having a separate histology (i.e., multiple myeloma and breast cancer, not first-line to second-line multiple myeloma therapies), Celgene shall make an additional payment to Array of [ * ] of the corresponding milestone payments set forth in Section 6.3.1 above.  For the avoidance of doubt, Celgene shall not be obligated to make any milestone payments beyond the second indication.

6.3.3        Skipped Development Milestones.  If Development Milestone 4, 5 or 6 is achieved with respect to a particular Licensed Product before Development Milestone 1, 2 or 3 is achieved (each a “prior” Development Milestone), then each such prior Development Milestones shall be deemed achieved upon achievement of Development Milestone 4, 5 or 6, as applicable, and become payable (if not previously paid) in accordance with this Section 6.3; provided that Celgene shall only pay the applicable Development Milestone 2 or 3, but not both.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3.4        Certain Terms.  For purposes of this Section 6.3, and Section 6.6 below, all dosages, dosage forms and all formulations of products containing a particular Collaboration Compound or Collaboration Back-Up Compound shall be deemed a single Licensed Product, and Celgene shall not be obligated to pay any additional Development Milestones therefor, except as set forth in Section 6.3.2 above.  Notwithstanding anything set forth in this Section 6.3 to the contrary, Celgene shall not be obligated to pay any Development Milestone with respect to a Collaboration Back-Up Compound that Celgene has substituted for the corresponding Collaboration Compound for which Celgene has previously paid such Development Milestone for such corresponding Collaboration Compound if Celgene has terminated all development activities with respect to such Collaboration Compound.

6.4           Milestone Payment Timing.  Celgene and Array each agree to promptly notify the other of its achievement of any milestone event set forth in Sections 6.2 and 6.3 above and the payment of each corresponding milestone payment set forth in the Section 6.2 or 6.3, as applicable, shall be due and payable by Celgene to Array as follows:  (a) for milestones events set out in Section 6.3 above achieved by Celgene, its Affiliate or Sublicensee, Celgene shall notify Array in writing [ * ] after the achievement of each such milestone by Celgene, its Affiliate or Sublicensee, and each such notice shall be accompanied by the appropriate milestone payment; and (b) for milestone events set out in Section 6.2 or Section 6.3 achieved by Array, the appropriate milestone payment shall be due [ * ] after receipt by Celgene of notification from Array thereof, subject to Celgene’s verification during such [ * ] period that the applicable milestone event occurred.  For the avoidance of doubt, the milestone payments set forth in Sections 6.2 and 6.3 above shall not be refundable and shall not be creditable against future milestone payments, royalties or other payments to Array under this Agreement, and notification of achievement of Development Milestones 7, 8 and 9 and the payments therefor shall be due within [ * ] of the end of the calendar year in which they were achieved.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.5           Royalties.

6.5.1        Royalty Payment.  Celgene shall pay Array a royalty [ * ] of Net Sales of Licensed Products when the Licensed Product(s) are (a) covered by a Valid Claim within an Array Patent or Collaboration Patent in the country in which such product is sold, or (b) subject to Marketing Exclusivity in the country in which such Licensed Product is sold at the time of such sale; provided that, Celgene shall pay Array a reduced royalty [ * ] of Net Sales of Licensed Products in a country where both (y) no Marketing Exclusivity applies to a Licensed Product and (z) the sale of such Licensed Product would not infringe a Valid Claim within an Array Patent or Collaboration Patent; and provided further, that Celgene shall pay Array a [ * ] royalty [ * ] of Net Sales of Licensed Products if in such country there are other products on the market that contain, as one of their active ingredients, the same Collaboration Compound or Collaboration Back-Up Compound that is contained in such Licensed Product.

6.5.2        Royalty Term.  The royalties due pursuant to this Section 6.5 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the later of:  (a) the date of expiration of the last-to-expire Valid Claim of an Array Patent or Collaboration Patent covering such Licensed Product in the country in which such Licensed Product is manufactured or sold at the time of such manufacture or sale; or (b) [ * ] after the first commercial sale of such Licensed Product in such country.

6.5.3        One Royalty.  Only one royalty shall be paid to Array with respect to a particular Licensed Product subject to royalties under this Section 6.5, without regard to whether more than one issued and unexpired claim of a Patent within the Array Patents or Collaboration Patents is applicable to such Licensed Product.  In no event shall more than one royalty be due hereunder with respect to any Licensed Product unit.

6.5.4        Third Party Obligations.  In the event that (i) it becomes necessary for Celgene, its Affiliates or Sublicensees to obtain a license under a Patent of a Third Party, where such [ * ], and such patent would be infringed by the development or sale of such Licensed Product, and (ii) Celgene, its Affiliates or Sublicensees must pay such Third Party for such license a royalty on Licensed Product in a particular country, then Celgene may [ * ] of the royalties actually being paid

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to such Third Party against royalties due Array on Net Sales of such Licensed Product in such country; provided, however, that the royalties payable to Array in any given calendar year shall not be [ * ] nor shall the royalties payable to Array on Net Sales of Licensed Products be [ * ], and provided further that any Third Party royalties properly deductible under this Section 6.5.4 that are not credited against royalties paid to Array in the calendar year in which they were accrued shall be carried forward and credited against royalties payable to Array in the subsequent calendar year(s) and/or credited against milestones directed to the applicable Collaboration Compound or Collaboration Back-Up Compound payable by Celgene in the subsequent calendar year(s), at Celgene’s option, until such royalty credits are completely expended.  Celgene shall not be entitled to continue to take such credit in any country in the event the Patents of such Third Party for which such obligations have been incurred are held invalid or unenforceable in such country in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken after the date of such holding.

6.5.5        Timing of Royalty Payments and Reports.  Royalty payments under this Agreement shall be made to Array quarterly [ * ] following the end of each calendar quarter for which such royalties are due.  Together with any such payment, Celgene shall deliver to Array a report setting out in reasonable detail the information necessary to calculate the royalty payments due under this Section 6.5 for such calendar quarter, including the following information, specified in the aggregate and on a Licensed Product-by-Licensed Product and country-by-country basis:  (a) total gross invoiced amount from sales of Licensed Products by Celgene, its Affiliates and Sublicensees; (b) all relevant deductions from gross invoiced amounts to calculate Net Sales; (c) Net Sales; (d) any other deductions or credits permitted in accordance with the terms of this Agreement; and (e) royalties payable.

6.6           Conflicts of Interest.  Celgene agrees to establish list prices and discounts for each Licensed Product solely in the interest of the commercial success of such Licensed Product in a particular country, taking into account the competitive environment, product profile and commercial potential of the Licensed Product, and not in the interests of Celgene’s other products and services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

However, the foregoing shall not be construed to dictate to Celgene any resale prices for Licensed Products.

ARTICLE VII
PAYMENTS; BOOKS AND RECORDS

7.1           Payment Method.  Unless otherwise expressly stated in this Agreement, all payments under this Agreement to Array shall be made by bank wire transfer in immediately available funds to an account designated by Array.  Any payments or portions thereof payable under this Agreement that are not paid when due shall bear interest at a rate equal to:  (a) the prime rate as reported by Citibank N.A. on the date such payment is due, plus two percent (2%); or (b) if lower, the maximum rate permitted by law; calculated on the number of days such payment is delinquent, compounded annually and computed on the basis of a three hundred sixty five (365) day year.  This Section 7.1 shall in no way limit any other remedies available to the Parties.

7.2           Foreign Exchange.  Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments made under, this Agreement shall be in United States Dollars.  If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the average of the buying and selling exchange rate for conversion of the applicable foreign currency into United States Dollars, quoted for current transactions reported in The Wall Street Journal (U.S., Eastern Edition) for the last thirty (30) business days of the calendar quarter to which such payment pertains.

7.3           Taxes.  If laws or regulations require that taxes be withheld from any amounts payable hereunder, Celgene will:  (a) deduct those taxes from the otherwise remittable payment; (b) timely pay the taxes to the proper taxing authority; and (c) notify Array and promptly furnish Array with copies of any documentation evidencing such withholding.

7.4           Records.  Celgene shall keep, and shall cause its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records, in accordance with generally accepted accounting practices and sufficient to determine and establish the amounts payable to Array under

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement, and compliance with the other terms and conditions of this Agreement.  Such books and records shall be kept at the principal place of business for a party for at least three (3) years following the end of the calendar quarter to which they pertain and shall be made available for inspection throughout such three (3) year period by an independent Third Party auditor selected by or under authority of Array for such purposes in accordance with Section 7.5 below.

7.5           Inspection of Records.  Upon no less than thirty (30) days’ written notice by Array to Celgene, Celgene shall permit, and shall require its Affiliates and Sublicensees to permit, an independent certified public accountant (subject to reasonable obligations of confidentiality to Celgene and its Affiliates and Sublicensees, as applicable), appointed by Array and reasonably acceptable to Celgene and its Affiliates and Sublicensees, as applicable, to inspect the books and records of such party described in Section 7.4 above for the sole purpose of verifying the accuracy of the royalty payments required to be made hereunder; provided that such inspection shall occur during normal business hours and not more often than once per calendar year, unless a material error is discovered in such inspection in which case Array shall have the right to conduct an additional audit in such period.  The independent certified public accountant shall report to Array only whether there has been a royalty underpayment or overpayment and, if so, the amount thereof and information related to the determination of such amount.  Any inspection conducted under this Section 7.6 shall be at the expense of Array, unless such inspection establishes any underpayment of any amount due to Array hereunder by at least five percent (5%) for any annual period, in which case the full costs of such inspection shall be borne by Celgene.  Any underpayment shall be paid by Celgene to Array within fifteen (15) business days with interest on the underpayment at the rate specified in Section 7.1 above from the date such payment was originally due.  Any overpayment shall be paid by Array to Celgene within fifteen (15) business days or credited against future royalties due, at Array’s sole discretion.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII
COMMERCIALIZATION

8.1           Commercialization of Licensed Products.

8.1.1        Celgene Responsibility.  Except as provided below, Celgene shall have sole responsibility for the development, commercialization, distribution, marketing and promotion of Licensed Products.

8.1.2        Diligence.

(a)   General.  For each Collaboration Compound and each Collaboration Back-Up Compound Celgene has elected to develop and commercialize, Celgene shall use Diligent Efforts to develop and achieve Marketing Approval for, and launch Licensed Products incorporating a Collaboration Compound, or, if applicable, a Collaboration Back-Up Compound, as soon as practicable in the United States and the European Union, and thereafter to market, promote and sell such Licensed Products and to maximize Net Sales of such Licensed Product in such markets.  Without limiting the foregoing, Celgene shall develop and commercialize Licensed Products solely in the interest of the commercial success of such Licensed Products in a particular country, taking into account the competitive environment, product profile and commercial potential of such Licensed Products, and not in the interests of Celgene’s other products and services.

(b)   Reports.  Until first commercial introduction of each Licensed Product by or on behalf of Celgene hereunder, Celgene shall keep Array apprised of the status of the pre-clinical, clinical and commercial development of such Licensed Product (and the Collaboration Compound or Collaboration Back-Up Compound from which such Licensed Product is being developed) by providing Array with quarterly updates by phone, video-conference or email and a semi-annual written reports containing a reasonably detailed summary of such activities with respect to each applicable Licensed Product (and the Collaboration Compound or Collaboration Back-Up Compound from which such Licensed Product is being developed) during the prior year, together with all material correspondence with the FDA or similar regulatory agencies concerning such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed Product (or the Collaboration Compound or Collaboration Back-Up Compound from which such Licensed Product is being developed).  The semi-annual written reports described in this Section 8.1.2(b) shall contain sufficient information to allow Array to monitor Celgene’s compliance with this Agreement, including Celgene’s obligations with respect to accomplishment of the Development Milestones set forth in Section 6.3.  All reports and information provided under this Section 8.1.2(b) shall be deemed Confidential Information of Celgene.

(c)   Meetings.  Twice each calendar year, on dates and times mutually agreed by the Parties, Array may, at its option, send at least one (1) Array representative, at Array’s cost, to meet with the Celgene product team(s) responsible for the development and regulatory activities for each Collaboration Compound and its corresponding Collaboration Back-Up Compounds and Licensed Products and to discuss the conduct and progress of, and plans for, the development and regulatory affairs with respect to such Collaboration Compound and its corresponding Collaboration Back-up Compounds and Licensed Products.  In addition, and without limiting Celgene’s reporting obligations under any other provision of this Agreement, Celgene, at its sole discretion, shall provide Array with such information as Array may reasonably request from time to time to pertaining to each Collaboration Compound, its corresponding Collaboration Back-up Compound and Licensed Products, which, for illustrative purposes, may include, at Celgene’s sole discretion, the following categories:  (i) clinical studies; (ii) summaries of clinical study results; (iii) schedules of meetings planned with regulatory agencies; (iv) summaries of key CMC issues, including manufacturing and formulation; (v) prior notice of the initiation of clinical trials; and (vi) prior notice of public communication of clinical results.

8.2           Co-Promotion Option of Array.

8.2.1        Exercise of Co-Promotion Option.  Subject to [ * ], Array shall have an option to co-promote each Licensed Product in the United States (the “Co-Promotion Option”) in accordance with the terms and conditions set forth in this Section 8.2.  To exercise its Co-Promotion Option with respect to a particular Licensed Product, Array shall notify Celgene in writing no earlier than the date of first filing of a MMA for such Licensed Product in the United States and no later

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

than one hundred eighty (180) days after such date (each such Licensed Product for which Array exercises the Co-Promotion Option being referred as a “Co-Promoted Product”).  To facilitate such election, Celgene shall notify Array in writing within no less than forty-five (45) days prior to the anticipated filing of such MAA and shall confirm such notice within ten (10) days after actually filing such MAA.  It is understood that Array’s election not to exercise its Co-Promotion Option, or failure to exercise its Co-Promotion Option within period referenced above, for a particular Licensed Product shall not in any manner affect Array’s Co-Promotion Option with respect to any other Licensed Product.  As used in this Agreement, “co-promote” shall mean to promote jointly a Licensed Product through Celgene and Array’s respective sales forces under a single brand and trademark in a given country; and “details” shall mean face-to-face sales presentations made to physicians, nurses, pharmacists and other individuals who provide healthcare services to patients, in their capacity as such.

8.2.2        Co-Promotion Plan.  If Celgene has not [ * ] and Array has exercised its Co-Promotion Option in accordance with Section 8.2.1 above, Celgene shall prepare, in consultation with Array and the JCC, the operating plan for co-promotion of each Co-Promoted Product (each, a “Co-Promotion Plan”), which shall be reviewed and approved by the JCC at least twelve (12) months prior to the anticipated first commercial sale of the applicable Co-Promoted Product in the United States.  Each Co-Promotion Plan shall set out in reasonable detail:  (a) overall strategies with respect to promoting and marketing the applicable Co-Promoted Product in the United States; (b) the activities to be conducted and the responsibilities of each Party in connection with the co-promotion of the applicable Co-Promoted Product; and (c) a fair and reasonable allocation between Celgene and Array of activities under such Co Promotion Plan, including for example, a reasonable allocation of promotion responsibilities within major metropolitan areas, indications and channels and of access to key opinion leaders and the like in accordance with such allocation.  Without limiting the foregoing, with respect to any Co-Promoted Product within the field of oncology, the applicable Co-Promotion Plan shall include a fair and reasonable allocation to Array of promotion responsibilities in the major cancer centers in each of the United States and to oncologists and other specialist physicians in the United States.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.3        Changes to the Co-Promotion Plan.  After the submission of the initial Co-Promotion Plan for each Co-Promoted Product, the JCC shall review the Co-Promotion Plan for such Co-Promoted Product on an ongoing basis and in no event less frequently than once each calendar half-year.

8.2.4        Scope of Co-Promotion.  At the time Array exercises its Co-Promotion Option for a particular Licensed Product, Array shall notify Celgene of the total number of Sales Representatives that Array desires to deploy annually for the applicable Co-Promoted Product in the United States.  Except as provided below, Array will dedicate the number of Sales Representatives to the co-promotion of the applicable Co-Promoted Product that would be required to perform approximately no less than twenty-five percent (25%) and no more than fifty percent (50%) of the total details made to physicians and other health care providers and customers to be conducted for such Co-Promoted Product in the United States in any calendar year, unless otherwise agreed by the JCC.  Array shall have the right to phase-in such detailing efforts over the initial three (3) years of co-promoting a Co-Promoted Product; provided that Array must commit to provide at least fifty percent (50%) of its maximum designated commitment in the first, and seventy-five percent (75%) of such commitment in the second, calendar year of such Co-Promoted Products.  Subject to the limitations set forth in this Section 8.2.4, the number of such Sales Representatives that Array deploys in any calendar year may be increased or decreased by Array, subject to prior approval by the JCC.  In addition, on an annual basis in accordance with the timetable established by the JCC for review and update of the relevant Co-Promotion Plan (but in no case less than ninety (90) days or more than one hundred eighty (180) days prior to the start of each calendar year), the JCC shall have the right to adjust the total number of Sales Representatives that Array may deploy with respect to each Co-Promoted Product in the United States.

8.2.5        Co-Promotion Coordination.  The JCC shall be responsible for coordinating the co-promotion activities under this Section 8.2 with respect to each Co-Promoted Product, and shall develop the strategies and programs to carry-out co-promotion activities in an optimal fashion, including the assignment of co-promotion activities and details in accordance with the Co-Promotion Plan.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2.6        Sales Representatives.

(a)   Qualifications.  Array shall employ professional and trained Sales Representatives to co-promote each Co-Promoted Product in the United States, and such Sales Representatives shall meet standards of competence and professionalism as is common in the pharmaceutical industry.  With the prior written consent of the JCC, Array may sub-contract its co-promotion obligations to a Third Party; provided that Celgene shall have the right to approve the hiring of Sales Representatives performing details for a Co-Promoted Product hereunder and to cause the removal of such Sales Representatives from such detailing activities; provided that in exercising such rights of approval and removal, Celgene shall apply the same standards as Celgene applies with respect to its own Sales Representatives.

(b)   Training.  Celgene shall provide, at its expense, the same sales training on each Co-Promoted Product for Array Sales Representatives who will be promoting such Co-Promoted Product as the training on the Product Celgene provides to its own Sales Representatives who promote such Co-Promoted Product in the United States.  Array shall be responsible for all of its costs.

(c)   Promotional Materials.  With respect to the co-promotion of each Co-Promoted Product, Array Sales Representatives will utilize only the promotional, advertising, educational and communication materials provided to them by Celgene, free of charge, and will not utilize any other promotional, advertising, educational or communication materials or other materials relating to or referring to the Co-Promoted Product.  Array Sales Representatives will conduct only those promotional and other sales activities relating to the Co-Promoted Product that have been approved in advance in accordance with the Co-Promotion Plan.  Array Sales Representatives shall not modify, change or alter the promotional, advertising, educational and communication materials provided by Celgene in any way whatsoever, without the express prior written consent of Celgene.  Array Sales Representatives shall use such materials solely for the purpose of performing their obligations under this Agreement.  Array shall ensure that its and its Sales Representatives, including

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any permitted subcontracted Sales Representatives, perform in compliance with all applicable laws, rules and regulations.

(d)   Timing.  Array and Celgene shall cooperate to have the Array Sales Representatives hired and trained prior to the commencement of their co-promotion activities with respect to a particular Co-Promoted Product.

8.2.7        Reimbursements.

(a)   In addition to the payments due to Array under Article 6 above, Celgene shall compensate Array for performing promotional activities with respect to each Co-Promoted Product by paying to Array:  (i) a Per Detail Fee (as defined below) based on the number of details conducted by Array during each calendar quarter under the Co-Promotion Plan; and (ii) a commission, calculated in accordance with Section 8.2.7(b) below (“Commission”), on all sales of such Co-Promoted Product booked by Celgene as a result of Array’s co-promotion activities with respect to such Co-Promoted Product.

(b)   Promptly following Array’s exercise of its Co-Promotion Option in accordance with Section 8.2.1, the Parties shall, acting in good faith, reasonably agree upon: (i) the fee to be paid to Array for each detail performed by Array for the applicable Co-Promoted Product in accordance with the Co-Promotion Plan then in effect (“Per Detail Fee”) and such Per Detail Fee shall equal Array’s average cost of performing such details over a quarterly period, on a fully allocated basis, provided that the Per Detail Fee shall not exceed Celgene’s average cost per detail for such Co-Promoted Product, on a fully allocated basis, for the same period; and (ii) the Commission, and the basis for calculation thereof.  In the event that the Parties are unable to agree upon either the Per Detail Fee or Commission for such Co-Promoted Product, such matter shall be submitted to an arbitrator for resolution in accordance with Section 2.3 above as to an amount that would constitute a reasonable Per Detail Fee or Commission, as applicable.

(c)   Within forty-five (45) days after the end of each calendar quarter following Array’s exercise of its Co-Promotion Option for a particular Co-Promoted Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pursuant to Section 8.2.1: (i) Array shall submit to Celgene a report summarizing the number of details performed by Array during such calendar quarter and the total amount of Per Detail Fees payable to Array for such calendar quarter; and (ii) Celgene shall provide to Array Celgene’s good faith determination of the number of sales of such Co-Promoted Product booked as a result of Array’s co-promotion activities with respect to such Co-Promoted Product during such calendar quarter and the Commission payable to Array on such sales.  Payments due under this Section 8.2.7 shall be made quarterly by Celgene to Array within thirty (30) days after receipt of the applicable report from Array pursuant to this Section 8.2.7(b).

8.3           [ * ]; Termination of Co-Promotion.

8.3.1        Celgene [Buy-Out Option].  Celgene shall have [ * ], on a Licensed Product-by-Licensed Product basis, in accordance with the terms of this Section 8.3.1.  At any time after Celgene’s exercise of the Celgene Product Option with respect to a Licensed Product [ * ], Celgene may notify Array in writing that it wishes to [ * ] in accordance with the payment provisions of Article 7.  Upon Array’s receipt of such notice [ * ].  For the avoidance of doubt, in no event shall Celgene be obligated to [ * ].

8.3.2        Array Termination Right.  Array shall have the right to terminate its co-promotion of any Co-Promoted Product, and its obligations under this Article 8 with respect to such Co-Promoted Product, on a Licensed Product-by-Licensed Product basis, upon one hundred eighty (180) days’ prior written notice to Celgene.

8.3.3        Celgene Termination Right.  Celgene shall have the right to terminate Array’s co-promotion of any Co-Promoted Product, on a Licensed Product-by-Licensed Product basis, upon a material breach by Array of its other obligations under this Article 8 with respect to the Licensed Product, which breach is not cured by Array within sixty (60) days after receipt of a notice of such breach from Celgene.  Celgene shall not have the right to terminate this Agreement due to an uncured material breach by Array under this Article 8; however, Celgene shall otherwise have the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

right to pursue any and all other remedies available to it at law and in equity with respect to any such breach.

8.3.4        Consequences of Termination.  Upon termination of Array’s right to co-promote any Co-Promoted Product, Array shall have no further right to co-promote such Co-Promoted Product.  It is understood that termination of Array’s co-promotion rights with respect to a particular Co-Promoted Product shall not affect Array’s co-promotion rights with respect to any other Licensed Product under this Article 8.

8.4           Array Logo.  To the extent permitted by applicable law, for such time as Array is co-promoting a Licensed Product, Array’s name and logo (collectively, the “Array Marks”) shall appear, in reasonable size and prominence, on all labels and package inserts and marketing materials for each Co-Promoted Product sold in the United States identifying Array as a co-promoter.  Accordingly, Array hereby grants to Celgene a non-exclusive, royalty-free license to use the Array Marks solely in connection with the marketing, promotion and sale of the Co-Promoted Product(s) in the United States.  Celgene shall ensure that use of the Array Marks is consistent with high levels of business professionalism and product quality and reasonable written guidelines provided from time to time by Array to Celgene.  All ownership and goodwill arising out of the use of the Array Marks shall vest in and inure solely to the benefit of Array.  Notwithstanding anything herein to the contrary, upon Array’s written request, Celgene, its Affiliates and Sublicensees agree to cease the use of the Array Marks; provided:  (a) that Celgene, its Affiliates and Sublicensees may continue to use any labels, package inserts and marketing materials in existence as of the receipt of such notice; and (b) in such case, Celgene’s obligation to include the Array Marks on labels, package inserts and marketing materials for Co-Promoted Product(s) in the United States shall terminate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE IX
OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

9.1           Materials.

9.1.1        Ownership.  Except as otherwise expressly provided herein, as between the Parties, all right, title and interest in and to all transferred materials, including any compounds and chemical scaffold information provided by Celgene to Array hereunder, (and any intellectual property rights relating thereto) shall remain in the Party transferring such materials to the other Party.

9.1.2        Use; Transfer.  Each Party agrees that, except as otherwise expressly provided herein, it shall use the other Party’s materials only in connection with activities conducted pursuant to this Agreement or in order to further the purposes of this Agreement, and shall not transfer such materials of the other Party to any Third Party without such other Party’s prior written consent.

9.2           Ownership of Inventions.

9.2.1        Generally.  Each Party shall retain all of its right, title and interest in and to its Technology (i.e., with respect to Array, the Array Technology; and with respect to Celgene, Celgene Compounds and the Celgene Technology), subject only to its obligations under this Agreement.  As between the Parties, title to all inventions and other intellectual property made:  (a) solely by Array personnel in connection with this Agreement shall be owned by Array; (b) solely by Celgene personnel in connection with this Agreement shall be owned by Celgene; and (c) jointly by personnel of Array and Celgene in connection with this Agreement shall be jointly owned by Array and Celgene.  Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to practice, enforce, license, assign or otherwise exploit jointly-owned inventions or intellectual property, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting; subject, in all cases, to the licenses and rights granted by the Parties in this Agreement.

9.2.2        Celgene Compounds and Compound Improvements.  Notwithstanding Section 9.2.1 above, as between the Parties, (i) title to all Analogs having the same core structure of any Celgene Compound (i.e., having the exact atom arrangement that makes up the original core

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

structure of such Celgene Compound minus any substituent R groups) made by or under the authority of a Party, whether alone or jointly with others, in connection with the activities conducted pursuant to this Agreement, shall be owned by, and are hereby assigned to, Celgene; and (ii) title to all other Compound Improvements made by or under the authority of a Party, whether alone or jointly with others, in connection with the activities conducted pursuant to this Agreement, shall be owned by, and are hereby assigned to, Array.  As used herein, “Compound Improvement” means any invention or other subject matter (including Information) comprising the composition of matter of any Compound, Development Compound, Collaboration Compound, Back-Up Compound, Development Back-Up Compound, Collaboration Back-Up Compound, Abandoned Compound or Licensed Product, or method of use or manufacture thereof (together with all intellectual property rights therein, including Patents).  Upon the owning Party’s request, the assigning Party shall take, or cause to be taken, any and all actions necessary to confirm and perfect the owning Party’s rights in and to Celgene Compounds or Compound Improvements, as applicable.

9.3           Inventorship.  The determination of inventorship for Collaboration Technology shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States.  All such determinations shall be documented to ensure that any divisional or continuation patent applications reflect appropriate inventorship and that inventions and patent rights are assigned to the appropriate Party.  If either Party identifies jointly-owned Collaboration Technology, the Parties’ patent counsel shall determine inventorship and, in the event of a disagreement, the Parties shall refer such determination to mutually acceptable independent outside counsel.

9.4           Assignment; Cooperation.  Each Party shall require all of its employees and any Third Parties working pursuant to this Agreement on its behalf, to assign to such Party any Collaboration Technology discovered, conceived or reduced to practice by such employee or Third Party, and to cooperate with such Party in connection with obtaining Patent protection therefor.  The Parties agree to reasonably cooperate with each other to effectuate ownership of Collaboration Technology as set forth herein, including, but not limited to, by executing and recording documents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5           Patent Prosecution.  The Prosecuting Party (as defined below) of Patents covering inventions within the Collaboration Technology shall use diligent efforts to obtain a reasonable scope of protection for such inventions.  Each Party will provide copies of all Patent prosecution correspondence to the other with sufficient time to allow for review and comment by the other Party, and, to the extent possible, at least sixty (60) days prior to any response being due to the applicable patent office, and will consider in good faith reasonable comments provided by the other Party.

9.5.1        Definitions.  The following definitions shall be used only for the purposes of this Section 9.5 (or as otherwise expressly referenced in this Agreement):

(a)   “Prosecution and Maintenance” or “Prosecute and Maintain,” with regard to a particular Patent, means the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to such Patent.

(b)   “Prosecuting Party” means the Party that is responsible for the Prosecution and Maintenance of a Patent under this Section 9.5.

9.5.2        Existing Technology.  Each of Array and Celgene, in its sole discretion, may Prosecute and Maintain Patents covering the Array Technology or Celgene Technology, respectively, and such Prosecution and Maintenance shall be at the expense of the Party owning such Patent; provided, however, that during the Option Term and for so long thereafter as Celgene retains rights (under the Celgene Product Option, by license or otherwise) to Compounds that modulate the Target to which the Patents listed in Schedule 9.5.2 relate, Array shall provide Celgene with copies of all correspondence regarding the prosecution of such Patents with sufficient time for Celgene to comment, and to the extent possible, at least sixty (60) days prior to any response being due to the applicable patent office, and Array will consider in good faith reasonable comments provided by Celgene.  If either Party elects not to Prosecute and Maintain Patents covering such Party’s Technology in any country, then such Party shall provide at least sixty (60) days written notice to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other Party.  Thereafter, the other Party shall have the right, but not the obligation, to pursue, at its sole expense and in its sole discretion, the Prosecution and Maintenance of such Patents in such country.  The ownership of such Patents shall not be affected, notwithstanding any transfer of Prosecution and Maintenance of such Patents to such other Party in accordance with this Section 9.5.2.

9.5.3        Collaboration Technology.

(a)   Jointly Owned Patents.  The Parties shall jointly decide on a strategy for the Prosecution and Maintenance of Patents covering Collaboration Technology that are jointly owned, which strategy may include retention of mutually acceptable outside counsel to conduct such Maintenance and Prosecution, and the Parties shall equally share the expenses therefor.

(b)   Solely Owned Patents.  Celgene or Array, as the case may be, shall control the Prosecution and Maintenance of Patents within the Collaboration Technology that are owned by such Party, in each case using counsel of its choice and in such countries as such Party determines is appropriate, and such Prosecution and Maintenance shall be at the expense of the Party owning such Patent.

(c)   Cooperation.  Each Party shall, at its own expense, reasonably cooperate with and assist the other Party, at such other Party’s request, in connection with the Prosecution and Maintenance the Patents covering any Collaboration Technology, including by making scientists and scientific records reasonably available to such other Party.

9.5.4        Disclosure of Developments.  Each Party shall keep the other informed as to material developments with respect to the Prosecution and Maintenance of Patents covering any Collaboration Technology including by promptly providing to the other Party copies of any substantive documents that such Party receives from any patent office (including notice of interferences, reissues, re-examinations, oppositions or requests for patent term extensions), and by providing such other Party the opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5.5        Transfer of Prosecution and Maintenance.  If a Prosecuting Party elects not to Prosecute and Maintain Patents covering Collaboration Technology in a country, and the other Party retains rights to such Patent at the time of such election, such Prosecuting Party shall provide at least sixty (60) days written notice to the other Party.  Thereafter, such other Party shall have the right, but not the obligation, to pursue, at its sole expense, in its sole discretion and in its sole name, the Prosecution and Maintenance of such Patents in such country.  Upon the transfer of Prosecution and Maintenance of such Patents to such other Party in accordance with the foregoing, the transferring Party shall also assign and transfer its ownership rights in and to such Patents to the such other Party.

9.6           Enforcement Rights.

9.6.1        Defense and Settlement of Third Party Claims.  If any Collaboration Compound, Collaboration Back-Up Compound or Licensed Product manufactured, used or sold by Celgene, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent or other intellectual property relating to the manufacture, use, sale, offer for sale or importation of such Collaboration Compound or Licensed Product, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.  Unless the Parties otherwise agree in writing and, if applicable, subject to the indemnification obligations and procedure set forth in Section 11.4 below, each Party shall have the right to defend itself against a suit that names it as a defendant.  Neither Party shall enter into any settlement of any claim described in this Section 9.5 that adversely affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably conditioned, withheld or delayed.  In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other Party’s request and expense.

9.6.2        Infringement by Third Parties.

(a)   If any Array Patent or Collaboration Patent is infringed by a Third Party in any country in connection with the manufacture, use and sale of a product substantially similar to a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed Product in such country, Celgene shall have the primary right, but not the obligation to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patent, by counsel of its own choice, and Array shall have the right, at its own expense, to be represented in that action by counsel of its own choice.  If Celgene fails to bring an action or proceeding or sublicense such Third Party (if permitted under this Agreement) within a period of one hundred twenty (120) days after a written request by Array to enforce the Patent rights licensed to Celgene hereunder, Array shall have the right to bring and control any such action by counsel of its own choice, and Celgene shall have the right to be represented in any such action by counsel of its own choice at its own expense.

(b)   If one Party brings any such action or proceeding in accordance with this Section 9.6.2, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit.  The costs and expenses of the Party bringing suit under this Section shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows:  [ * ], and then (i) if Celgene is the Party that brings such action or proceeding, then [ * ], or (ii) if Array is the Party that brings such action or proceeding, then [ * ].  A settlement or consent judgment or other voluntary final disposition of a suit under this Section 9.6.2 may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of any Array Patent or any Collaboration Patent Controlled by Array if entered by Celgene and provided further, that any rights to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party otherwise has the right to grant.

9.7           Patent Marking.  Celgene shall mark (or caused to be marked) all Licensed Products marketed and sold hereunder with appropriate Array Patent or Collaboration Patent numbers or indicia at Array’s request to the extent permitted by law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.  Array shall mark (or caused to be marked) all Development Compounds and Abandoned Products subject to the license granted to Array under Section 5.3 above and marketed and sold by Array with

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

appropriate Celgene Patent or Collaboration Patent numbers or indicia at Celgene’s request to the extent permitted by law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.

ARTICLE X
CONFIDENTIALITY

10.1         Confidentiality; Exceptions.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Information and other confidential and proprietary information and materials furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not be deemed to include information and materials to the extent that it can be established by written documentation by the receiving Party that such information or material:

(a)   was already known to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;

(b)   was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)   became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)   was independently developed by the receiving Party without any use of or reference to the disclosing Party’s Confidential Information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)   was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

It is understood that Confidential Information that is assigned to a Party under Section 9.2.2 shall be considered Confidential Information of the Party to whom such Confidential Information is assigned.

10.2         Authorized Disclosure.  Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party as follows: (a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved by such Party in this Agreement (including, in the case of Celgene, the rights to develop and commercialize Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products; and in the case of Array, to develop and commercialize Development Compounds and Development Back-Up Compounds for which the Celgene Product Option has expired or been terminated and Abandoned Products; and in the case of either Party, to grant sublicenses as expressly permitted hereunder) and complying with the terms of agreements with Third Parties; (b) to the extent such disclosure is reasonably necessary in filing for, prosecuting or maintaining Patents, copyrights and trademarks (including applications therefor), prosecuting or defending litigation, complying with applicable governmental regulations, obtaining and maintaining regulatory approvals (including Marketing Approvals), conducting preclinical or clinical trials, marketing Licensed Products (in the case of Celgene) or products containing Development Compounds or Development Back-Up Compounds for which the Celgene Product Option has expired or been terminated and/or Abandoned Products (in the case of Array), or as otherwise required by applicable laws or court order (including securities laws, regulations and guidances); provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party’s Confidential Information such Party will, except where impracticable for necessary disclosures (for example in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of Patent applications, will use commercially

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (c) in communication with existing and potential investors, consultants, advisors (including financial advisors, lawyers and accountants) or others on a need-to-know basis, in each case under appropriate confidentiality provisions substantially similar to those in this Agreement; or (d) to the extent mutually agreed to by the Parties.

10.3         Scientific Publications.  During the Option Term for a particular Target, (a) neither Party shall publish or present the results of activities carried out under this Agreement with respect to such Target, and (b) to the extent any clinical site or investigator has any right to publish, present or otherwise publicly disclose any data or results from any clinical trial conducted hereunder, the Party contracting with such clinical site and/or investigator shall require same to (i) provide each Party with a copy of each proposed publication, presentation or other disclosure and (ii) grant each Party the right to review, comment on, require the deletion of its Confidential Information from and delay, for the purpose of filing intellectual property applications, submission of each such publication, presentation or other disclosure or presentation.  Thereafter, each Party shall have the right to publish on the particular Target(s) to which it has or retains rights hereunder (i.e., Celgene shall have the right to publish on the Targets to which Collaboration Compounds and Collaboration Back-Up Compounds are directed, and Array shall have the right to publish on the other Targets), but not the other Targets, provided, however, that each Party shall submit any proposed publication containing the disclosing Party’s Confidential Information to the other Party at least thirty (30) days in advance to allow that Party to review such planned public disclosure.  The reviewing Party will promptly review such proposed publication and make any objections that it may have to the publication of Confidential Information of the reviewing Party contained therein.  The publishing Party shall consider in good faith any comments provided by the other Party during such thirty (30) day period.  Should the reviewing Party make an objection to the publication of any such Confidential Information, then the Parties shall discuss the advantages and disadvantages of publishing or disclosing such information.  Notwithstanding the foregoing, each Party shall have the right to publicly disclose any information, including Confidential Information, pertaining to safety or efficacy of a Compound and/or any Licensed Product that such Party, in the reasonable opinion of its

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

legal counsel, it is obligated or ethically bound to disclose.  The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.  This Section shall not be deemed to limit the Parties’ obligations under Section 10.1 above.

10.4         Publicity.

10.4.1      Confidential Terms.  Each of the Parties agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior written consent of the other Party, except each Party may disclose the terms of this Agreement:  (a) to advisors (including financial advisors, lawyers and accountants), existing and potential investors, others on a need-to-know basis and to Third Parties to the extent necessary to comply with the terms of agreements with such Third Parties, in each case under circumstances and/or obligations of confidentiality that reasonably protect the confidentiality thereof; and (b) to the extent necessary to comply with applicable laws and court orders (including securities laws, regulations and guidances); provided that in the case of the foregoing paragraph (b), the disclosing Party shall promptly notify the other Party and (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities laws, regulations or guidances) allow the other Party a reasonable opportunity to oppose with the body initiating the process and, to the extent allowable by law, to seek limitations on the portion of this Agreement that is required to be disclosed.  Notwithstanding the foregoing, the Parties shall agree upon a joint press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about this Agreement; thereafter, Celgene and Array may each disclose to Third Parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.

10.4.2      Publicity Review.  The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding Collaboration Compounds and Licensed Products and other activities in connection with this Agreement, beyond what may be strictly required by applicable law or regulation, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.  Such disclosures may include achievement of milestones under Section 6.2 or 6.3, significant events in the research, development and regulatory process with respect to a Collaboration Compound or Licensed Product or commercialization activities and the like.  When a Party (the “Requesting Party”) elects to make any such public disclosure under this Section 10.4.2, it will give the other Party (the “Cooperating Party”) reasonable written notice to allow the Cooperating Party to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Requesting Party in writing within ten (10) business days of such notice (or such shorter period if required by applicable law and expressly set forth in the applicable notice; or, if the nature of the announcement does not permit the usual ten (10) business day waiting period, then two (2) business days, provided that the Cooperating Party’s head of investor relations is notified directly in writing) of any reasonable objections as contemplated in this Section 10.4.2, such disclosure shall be deemed approved, and in any event the Cooperating Party shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner.  The principles to be observed in such disclosures shall be accuracy, compliance with applicable laws, rules, regulations and regulatory guidance documents, reasonable sensitivity to potential negative reactions of applicable Regulatory Authorities (including the FDA) and the need to keep investors and others informed regarding the Requesting Party’s business.  Accordingly, the Cooperating Party shall not withhold or delay its approval of a proposed disclosure that complies with such principles.

10.5         Prior Non-Disclosure Agreements.  Upon execution of this Agreement, the terms of this Article 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties.  Any information disclosed by a Party under such prior agreement shall be deemed such Party’s Confidential Information and shall be subject to the terms of this Article 10.

10.6         Expiration.  Each Party’s obligations under this Article 10 shall survive for a period of five (5) years after the expiration or termination of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XI
REPRESENTATIONS, WARRANTIES AND COVENANTS;
INDEMNIFICATION

11.1         General Representations and Warranties.  Each Party represents and warrants to the other that:

(a)   it is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)   it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)   this Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(d)   it has not granted, and shall not grant during the term of this Agreement, any right to any Third Party which would conflict with the rights granted to the other Party hereunder; and

(e)   it is not aware of any action, suit or inquiry or investigation instituted by any person or governmental agency which could reasonably question or threaten the validity of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2         Array’s Representations, Warranties and Covenants.  Array represents, warrants and covenants that as of the Effective Date:

(a)   Array owns all right, title and interest in and to all Array Patents in existence as of the Effective Date;

(b)   as of the Effective Date Array does not have any obligation to any Third Party that conflicts with this Agreement or its obligations hereunder, and Array has not granted, and will not grant during the term of this Agreement, rights to any Third Party under the Array Technology or Array’s interest in the Collaboration Technology that conflict with the rights granted to Celgene hereunder;

(c)   Array has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Array Patents or Array’s rights therein;

(d)   to its knowledge, none of the Array Patents are subject to any pending re-examination, opposition, interference or litigation proceedings;

(e)   Array shall not [ * ]; and

(f)    After [ * ].

11.3         Disclaimer of Warranties. ARRAY AND CELGENE EXPRESSLY DISCLAIM ANY GUARANTEE THAT THE DISCOVERY PROGRAM WILL BE SUCCESSFUL, IN WHOLE OR IN PART.  THE FAILURE OF THE PARTIES TO SUCCESSFULLY DEVELOP COMPOUNDS, DEVELOPMENT COMPOUNDS, COLLABORATION COMPOUNDS OR LICENSED PRODUCTS WILL NOT CONSTITUTE A BREACH OF ANY REPRESENTATION OR WARRANTY OR OTHER OBLIGATION UNDER THIS AGREEMENT.  EXCEPT AS SET FORTH IN THIS AGREEMENT, ARRAY AND CELGENE MAKE NO WARRANTIES OR CONDITIONS OF ANY KIND (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING THE ARRAY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNOLOGY, COLLABORATION TECHNOLOGY OR CELGENE TECHNOLOGY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

11.4         Indemnification.

11.4.1      Indemnification by Array.  Array hereby agrees to defend, hold harmless and indemnify (collectively “Indemnify”) Celgene and its Affiliates, and its and their agents, directors, officers, employees and consultants (the “Celgene Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising out of:  (i) a breach of any of Array’s representations and warranties under Sections 11.1 or 11.2 or any other material breach of this Agreement by Array; (ii) personal injury resulting from the performance of activities by Array under the Discovery Program or any Development Plan; (iii) the development, manufacture, commercialization, storage, handling, use, sale, offer for sale or importation of Development Compounds subject to the license granted to Array in Section 5.3 above and Abandoned Products or other exercise of the licenses granted hereunder, in each case by or under authority of Array; or (iv) the gross negligence or intentional misconduct of any Array Indemnitee in the performance of activities under this Agreement.  Array’s obligation to Indemnify the Celgene Indemnitees pursuant to this Section 11.4.1 shall not apply to the extent that any such Losses are Losses for which Celgene is obligated to Indemnify the Array Indemnitees pursuant to Section 11.4.2 below.

11.4.2      Indemnification by Celgene.  Celgene hereby agrees to Indemnify Array and its Affiliates, and its and their agents, directors, officers, employees and consultants (the “Array Indemnitees”) from and against any and all Losses resulting from Third-Party Claims arising out of: (i) a breach of any of Celgene’s representations and warranties under Section 11.1 or any other material breach of this Agreement by Celgene; (ii) personal injury resulting from the performance of activities by Celgene under the Discovery Program or any Development Plan; (iii) the development,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

manufacture, commercialization, storage, handling, use, sale, offer for sale or importation of Collaboration Compounds, Collaboration Back-Up Compounds and/or Licensed Products or other exercise of the licenses granted hereunder, in each case by or under authority of Celgene; or (iv) the gross negligence or intentional misconduct of any Celgene Indemnitee in the performance of activities under this Agreement.  Celgene’s obligation to Indemnify the Array Indemnitees pursuant to the foregoing sentence shall not apply to the extent that any such Losses are Losses for which Array is obligated to Indemnify the Celgene Indemnitees pursuant to Section 11.4.1 above.

11.4.3      Procedure.  To be eligible to be Indemnified hereunder, the indemnified Party shall provide the indemnifying Party with prompt written notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 11.4 and the exclusive right to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim using counsel of its choice; provided, however, that the indemnifying Party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld, conditioned or delayed.  The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.

ARTICLE XII
TERM AND TERMINATION

12.1         Term.  Unless earlier terminated, this Agreement and the payment obligations under Article 6 will continue in effect, on a Licensed Product-by-Licensed Product and country-by-country basis until Celgene has no remaining royalty payment obligations in such country with respect to such Licensed Product pursuant to Section 6.5 above.  Effective upon the expiration (but not earlier termination) of this Agreement, on a Licensed Product-by-Licensed Product and country-by-country basis, Array hereby grants to Celgene a fully-paid-up, royalty-free license under Array Technology and Array’s interest in Collaboration Technology to make, have made, use, sell, offer for sale and import such Collaboration Compounds, Collaboration Back-Up Compounds and Licensed Products in such country(ies) without further payment or consideration to Array.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2         Termination For Breach.

12.2.1      Termination.  In the event a Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, the other Party may terminate this Agreement in accordance with this Section 12.2.  The non-breaching Party shall provide written notice to the other Party of its material breach or default in the performance of any of its material obligations.  If the Party receiving such notice disputes that the non-breaching Party is entitled to terminate this Agreement under this Section 12.2.1 (including, without limitation, whether a breach or default occurred or whether such breach or default was material), then the matter shall be referred to binding arbitration pursuant to Section 12.2.2 below.  Any permitted termination shall become effective (a) if no arbitration occurs, ninety (90) days after the effective date of such notice, (b) if arbitration is resolved in favor of the non-breaching Party, ninety (90) days after the arbitrator’s ruling, unless, in either case, the breaching Party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the ninety (90) day period.  Notwithstanding the foregoing, in the event of a failure to perform a material obligation under this Agreement that is capable of being cured, but is not reasonably capable of being cured within the ninety (90) day cure period, provided that (i) the breaching Party proposes within such ninety (90) day period a written plan to cure such non-performance within a defined time frame, (ii) such written plan and timeframe are reasonably acceptable to the non-breaching Party, and (iii) the breaching Party makes good faith efforts to cure such default and to implement such written cure plan, then the non-breaching Party may not terminate this Agreement for so long as the breaching Party is diligently pursuing such cure; provided, however, that the breaching Party shall lose its right to continue to cure pursuant to this sentence if at any time such Party ceases to make a good faith effort to cure such default for a period exceeding fourteen (14) days during the extended cure period or if such Party fails to cure such default within the defined time frame, and in such case the notifying Party shall have the right to terminate immediately on written notice to the breaching Party.  The right of either Party to terminate this Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default or non-performance.

12.2.2      Arbitration.  In the event a Party disputes whether the other Party is entitled to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

terminate this Agreement under Section 12.2.1 above, then the matter shall be finally settled by binding arbitration, held in Chicago, Illinois.

(a)   Choice of Arbitrators and Governing Rules.  The Parties shall use their best efforts to mutually agree upon one (1) arbitrator; provided, however, that if the Parties have not done so within ten (10) days after initiation of arbitration hereunder, or such longer period of time as the Parties have agreed to in writing, then there shall be three (3) arbitrators, including one nominee of Array, one nominee of Celgene, and a third person selected by said nominees.  The arbitrator’s(s’) ruling shall be final and binding upon the Parties.  The Party against which the arbitrator(s) rule shall bear all costs of such arbitration, and additionally, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs to be fixed by the arbitrator(s).  Any arbitration conducted pursuant to this Article 12.2.2 shall be in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.  The Parties shall use diligent efforts to cause the completion of any such arbitration within one hundred eighty (180) days following a request by any Party for such arbitration.

(b)   Injunctive Relief.  Notwithstanding the above, pending the outcome of any arbitration proceedings, the non-breaching Party shall be entitled to apply to any court having jurisdiction over the allegedly breaching party seeking injunctive relief (interim, interlocutory and/or final) to prevent the allegedly breaching party from breaching or continuing to breach any of its obligations under this Agreement.

12.3         Termination Upon Notice.

12.3.1      Termination by Celgene on Notice.  Celgene may terminate this Agreement upon six (6) months’ written notice to Array.

12.3.2      Termination by Celgene on a Product-by-Product Basis.  In addition, Celgene may terminate this Agreement as to any particular Collaboration Compound, corresponding Collaboration Back-Up Compounds and any Licensed Product incorporating such Collaboration Compound or Collaboration Back-Up Compounds (an “Abandoned Product”) by so notifying Array,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

which termination shall be effective six (6) months after the date of such notice.  On and from the effective date of any such termination by Celgene pursuant to this Section 12.3.2, such Collaboration Compound, Collaboration Back-Up Compounds and the Target which is modulated by such Compounds shall cease to be a Collaboration Compound, Collaboration Back-Up Compounds and a Target, respectively, for all purposes of this Agreement.

12.3.3      For each Abandoned Product for which rights revert to Array under this Section 12.3, Array and Celgene shall, at Array’s request, transfer to Array any MAA or Marketing Approval and all clinical test data in Celgene’s possession or control for such Abandoned Product, provide any surplus quantities of such Licensed Product [ * ], negotiate with Array in good faith for a royalty-bearing license to any intellectual property Controlled by Celgene necessary for Array to develop, make, have made, use, sell, offer for sale and import Abandoned Products, and enter into any other commercially reasonable arrangements as the Parties may mutually agree; provided that Array shall reimburse Celgene for any out-of-pocket costs reasonably incurred at Array’s request to effectuate such transfer.  Notwithstanding the foregoing, for each Abandoned Product for which rights revert to Array under this Section 12.3, Celgene hereby grants Array a world-wide, royalty-free, non-exclusive right and license under Manufacturing Technology (defined below), solely to develop, make, have made, use, sell, offer for sale and import such Abandoned Product; provided that Array reimburses Celgene for its out-of-pocket costs incurred in creating such Manufacturing Technology; and provided further that such license shall include the right to grant sublicenses to Third Parties identified to Celgene, but not to authorize further sublicenses.  “Manufacturing Technology” shall mean Celgene intellectual property comprising a method of manufacturing an Abandoned Product that is included in Celgene’s MAA or Marketing Approval for such Abandoned Product.

12.4         Termination on Bankruptcy.  Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, unless in connection with such dissolution or liquidation this Agreement is assigned under Section 12.4, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.  Notwithstanding the foregoing, the rights and licenses granted to Celgene and to Array under Sections 5.2 and 5.3 above are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code.  The Parties acknowledge and agree that Celgene and Array, as applicable, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code.

12.5         Effect of Termination.

12.5.1      Accrued Rights, Surviving Obligations.  Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder.

12.5.2      Certain Terminations.  In addition to the provisions of Section 12.6, the following shall apply.

(a)   Notwithstanding anything herein to the contrary, (i) Celgene shall not be obligated to pay any payment otherwise payable under Section 6.2 as a result of occurrence of a Discovery Milestone or under Section 6.3 as the result of occurrence of a Development Milestone if the Discovery Milestone or Development Milestone occurs after the effective date of a termination pursuant to Section 12.2, 12.3 or 12.4 above and (ii) in the event that [ * ] terminates this Agreement [ * ], the following shall apply:

(i)    if such termination is [ * ], then (1) if Celgene has exercised the Celgene Product Option with respect to two (2) Targets, (A) [ * ] shall survive without [ * ], (B) [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rights and [ * ] obligations under [ * ] shall survive, and (C) [* ] obligations under [ * ] shall survive [ * ] basis until [ * ] (y) such time as [ * ] and (z) [ * ]; or (2) if Celgene has not exercised the Celgene Product Option with respect to two (2) Targets, then (A) [ * ] shall have the right to [ * ], in its sole discretion, [ * ], (B) [ * ] shall survive and include [ * ], and in connection therewith, [ * ], (C) [Section 5.2] shall survive without [ * ], (D) [ * ] shall immediately terminate, (E) [ * ] rights and [ * ] obligations under [ * ] shall survive, and (F) [ * ] obligations under [ * ] shall survive [ * ] basis until [ * ] (y) such time as [ * ] and (z) [ * ];
(ii)   if such termination is [ * ], then [ * ] right to terminate shall be limited to [ * ], and [ * ] shall have the right, in its sole discretion, to either (1) [ * ], in which event (A) [ * ] shall survive and shall include [ * ], and in connection therewith, [ * ], (B) [ * ] shall survive with respect to [ * ] without [ * ], (C) [ * ] rights and [ * ] obligations under [ * ] shall survive, and (D) [ * ] obligations under [ * ] shall survive [ * ] basis until [ * ] (y) such time as [ * ] and (z) [ * ]; or (2) terminate the Agreement with respect to [ * ], in which event [ * ] shall [ * ] as [ * ] for [ * ] and [ * ].
(iii)  if such termination is [ * ] other than as set forth in subsections (i) or (ii) above, then (1) if Celgene has exercised the Celgene Product Option with respect to two (2) Targets, (A) [ * ] shall survive, except that [ * ] obligations under [ * ], as the only [ * ], shall be [ * ], (B) [ * ] rights and [ * ] obligations under [ * ] shall survive, and (C) [ * ] obligations under [ * ] shall continue [ * ] as if this Agreement had not been terminated; or (2) if Celgene has not exercised the Celgene Product Option with respect to two (2) Targets, then (A) [ * ] shall have the right to [ * ], in its sole discretion, [ * ], (B) [ * ] shall survive and include [ * ], and in connection therewith, [ * ], (C) [ * ] shall survive, except that [ * ] obligations under [ * ], as the only [ * ], shall be [ * ], (D) [ * ] shall immediately terminate, (E) [ * ] rights and [ * ] obligations under [ * ] shall survive, and (F) [ * ] obligations under [ * ] shall continue [ * ] as if this Agreement had not been terminated.

(b)   Further, in the event of a termination of this Agreement [ * ], or termination by [ * ]:  (1) all Licensed Products, Collaboration Compounds and Collaboration Back-Up Compounds then being developed or commercialized by Celgene shall [ * ]; provided, however,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

if such termination is [ * ], [ * ] shall grant [ * ] a [ * ]; (2) [ * ] shall survive; (3) [ * ] rights and [ * ] obligations under [ * ] shall survive; and (4) [ * ] obligations under [ * ] shall continue [ * ] as if this Agreement had not been terminated.  From and after the effective date of termination for the events described in this Section 12.5.2(b), [ * ] shall have no further obligations under this Agreement beyond those obligations that survive termination in such events as specified in this Section 12.5.2(b) and Section 12.5.3 below.

12.5.3      Survival.  Articles 1, 10 (subject to expiration pursuant to Section 10.6) and 13 (except for Sections 13.3.2  and 13.4) and Sections 5.3 (unless such Section is terminated by Array pursuant to Section 5.6.3(b)(ii)(2) or terminated in accordance with Section 12.5.2(a)), 9.1, 9.2, 9.3, 11.3, 11.4, 12.5 and 12.6 shall survive the expiration and any termination of this Agreement; and Section 5.2 shall survive the expiration but not an earlier termination (except as provided above) of this Agreement.

12.6         Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein or separately by the Parties in writing.

ARTICLE XIII
MISCELLANEOUS

13.1         Dispute Resolution.  Except for any disagreements that are within the authority of any Committee as provided in Article 2 above or disagreements under Section 12.2.1 above, which disagreements shall be resolved in accordance with Section 2.2.3 or Section 12.2.2 above, respectively, the Parties agree that any disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”), the Dispute shall first be presented to the Parties’ respective head of research or his/her designee for resolution.  If each Party’s head of research or his/her designee cannot resolve such Dispute within thirty (30) days or such longer period of time as such heads of research or their respective designees may agree, either Party may initiate legal proceedings with respect thereto.  Notwithstanding anything in this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 13.1 to the contrary, each Party shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of such Party.

13.2         Governing Law.  This Agreement and all questions regarding its validity or interpretation, or the performance or breach of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

13.3         Assignment.

13.3.1      General.  This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto, except that either Party may assign this Agreement, without the written consent of the other Party, to an entity that acquires all or substantially all of the business or assets of the assigning Party to which this Agreement pertains, whether by merger, acquisition, sale or otherwise, provided that the acquirer assumes this Agreement in writing or by operation of law.  In addition, either Party shall have the right to assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that:  (a) the assigning Party guarantees the performance of this Agreement by such Affiliate; and (b) if the non-assigning Party reasonably believes that such assignment could result in material adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent.  Subject to the foregoing, this Agreement inure to the benefit of each Party and its successors and permitted assigns.  Any assignment in contravention of this Section 13.3 shall be null and void.

13.3.2      Certain Matters Relating to Acquisitions.  In the event (i) Celgene assigns this Agreement to an entity that acquires all or substantially all of the business or assets of Celgene, or (ii) Celgene merges or consolidates or enters into a similar transaction with an entity in which such entity becomes an Affiliate of Celgene (each such event, a “Subject Transaction”), and, as a result of the Subject Transaction, Celgene (or its successor) is thereafter required to divest, or chooses to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

license, one or more Licensed Products to a Third Party, Celgene (or its successor) shall so notify Array and provide Array an opportunity to purchase or license such rights on terms to be discussed at the time.

13.4         Force Majeure.  If the performance of any part of this Agreement by a Party is prevented, restricted, interfered with or delayed by an occurrence beyond the control of such Party (and which did not occur as a result of such Party’s financial condition, negligence or fault), including fire, earthquake, flood, embargo, power shortage or failure, acts of war or terrorism, insurrection, riot, lockout or other labor disturbance, governmental acts or orders or restrictions, acts of God (for the purposes of this Agreement, a “force majeure event”), such Party shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

13.5         Notices.  Unless otherwise agreed by the Parties or specified in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sufficient if: (a) personally delivered; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt and postage prepaid where applicable; or (d) sent by facsimile transmission (receipt verified and a copy promptly sent by another permissible method of providing notice described in paragraphs (a), (b) or (c) above), to address for a Party set forth below, or such other address for a Party as may be specified in writing by like notice:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

To Array: Array BioPharma, Inc. 3200 Walnut Street Boulder, CO 80301 Attention: Chief Operating Officer Phone: (303) 381-6699 Facsimile: (303) 381-6697	To Celgene: Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Attention: President of Research Telephone: (908) 673-9000 Facsimile: (908) 673-2766
With a copy to: Array BioPharma Inc. 3200 Walnut Street Boulder, CO 80301 Attention: General Counsel Phone: (303) 381-6679 Facsimile: (303) 386-1290	With a copy to: Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Attention: General Counsel Telephone: (908) 673-9000 Facsimile: (908) 673-2771

Any such notices shall be effective upon receipt by the Party to whom it is addressed, or within three (3) business days of dispatch, whichever is earlier.

13.6         Waiver.  Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance.  The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to thereafter enforce such provision.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

13.7         Severability.  If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.8         Entire Agreement.  This Agreement (including the Exhibits attached hereto) constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior and contemporaneous agreements, representations or understandings, either written or oral, between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.

13.9         Modification.  No modification, amendment or addition to this Agreement, or any provision hereof, shall be effective unless reduced to writing and signed by a duly authorized representative of each Party.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

13.10       Independent Contractors.  Nothing contained in this Agreement is intended, or shall be deemed or construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties.  Each Party is an independent contractor.  Neither Party shall assume, either directly or indirectly, any liability of or for the other Party.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, nor to bind the other Party to any contract, agreement or undertaking with any Third Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.11       Interpretation.  The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.  In this Agreement:  (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; and (d) the words “herein” or “hereunder” relate to this Agreement.  Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement.

13.12       Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Drug Discovery and Development Agreement to be executed by their duly authorized representatives as of the date and year first written above.

ARRAY BIOPHARMA INC. By:____________________________________ Name: _________________________________ Title: __________________________________ Date: __________________________________	CELGENE CORPORATION By:____________________________________ Name: _________________________________ Title: __________________________________ Date: __________________________________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.38

TARGETS

[ * ] Targets

•                  [ * ]

[ * ]

•                  [ * ]

[ * ] Targets

•                  [ * ]

•                  [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.2.3(c)

TARGET INDICATIONS

[ * ]

•                  [ * ]

•                  [ * ]

•                  [ * ]

[ * ]

•                  [ * ]

•                  [ * ]

[ * ]

•                  [ * ]

•                  [ * ]

[ * ]

•                  [ * ]

2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 9.5.2

[ * ]

[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

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